The Company has requested confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

BY AND BETWEEN

MICROLOGIX BIOTECH INC.

AND

SPRING BANK TECHNOLOGIES, INC.

DATED: December 8, 2003

LICENSE AGREEMENT

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS 2
1.1 Definitions 2

Article 2 PRODUCT DEVELOPMENT 8
2.1 Objectives 8
2.2 Development 8

Article 3 CONDITIONS PRECEDENT 9

Article 4 LICENSE 10
4.1 License Fee 10
4.2 License Terms 10
4.3 Micrologix Technology 10
4.4 Sublicenses 10

Article 5 ADDITIONAL PAYMENTS 11
5.1 Development Milestone Payments 11
5.2 Royalties 12

Article 6 COMMERCIALIZATION OF THE PRODUCT 14
6.1 Due Diligence 14
6.2 Performance Milestones 14
6.3 Development Efforts 14
6.4 Notice of Inadequate Efforts to Develop 15
6.5 Clinical Development 15
6.6 Marketing Efforts 15
6.7 Consequence of No Sales 15
6.8 Marketing Update 15
6.9 Patent Marking 16

Article 7 REGULATORY COMPLIANCE 16
7.1 Compliance 16

Article 8 PATENTS 16
8.1 Maintenance of Patents 16
8.2 Infringement by Others 17
8.3 Infringement Claimed by Third Parties 18
8.4 Co-operation with Other Licensees 18

Article 9 CONFIDENTIALITY 19
9.1 Confidentiality 19
9.2 Publicity Review 19

Article 10 REPRESENTATIONS, WARRANTIES AND COVENANTS 20
10.1 Corporate Power 20
10.2 Due Authorization 20
10.3 Binding Obligation/No Conflict 20
10.4 Ownership of Micrologix Patent Rights 20

- ii -

10.5 Representations and Warranties of Spring Bank 21
10.6 Patent and Other Intellectual Property Rights Proceedings 21
10.7 Debarment 21
10.8 Limitation on Warranties 21

Article 11 INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY 22
11.1 Spring Bank Indemnified by Micrologix 22
11.2 Micrologix Indemnified by Spring Bank 22
11.3 Prompt Notice Required 23
11.4 Indemnitor May Settle 23
11.5 Insurance 23

Article 12 ADDITIONAL COVENANTS OF THE PARTIES 24
12.1 Launch of Competitive Product by Spring Bank 24
12.2 Records and Audits 24
12.3 Further Actions 25

Article 13 TERM AND TERMINATION 25
13.1 Term 25
13.2 Termination by Either Party 25
13.3 Termination by Spring Bank. 26
13.4 Termination by Micrologix 26
13.5 Effect of Termination 26
13.6 Remedies 27
13.7 License Following Expiration 27

Article 14 DISPUTE RESOLUTION/DAMAGES 27
14.1 Disputes 27
14.2 Injunctive Relief 28
14.3 No Consequential Damages 29

Article 15 MISCELLANEOUS 29
15.1 No Solicitation 29
15.2 Assignment; Binding Effect 29
15.3 Force Majeure 29
15.4 Governing Law 30
15.5 Waiver 30
15.6 Severability 30
15.7 No Right to Use Names 30
15.8 Notices 30
15.9 Independent Contractors 31
15.10 Rules of Construction 31
15.11 Entire Agreement; Amendment 31
15.12 Counterparts; Facsimile 31
15.13 Interpretation 32

EXHIBIT 1.1(y) PATENTS 34

EXHIBIT 4.1 STOCK PURCHASE AGREEMENT 1

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made as of December 8, 2003 (the “Effective Date”)

BETWEEN:

MICROLOGIX BIOTECH INC., a British Columbia corporation having its offices at BC Research Complex, 3650 Wesbrook Mall, Vancouver, BC, Canada V6S 2L2

(“Micrologix”)

AND:

SPRING BANK TECHNOLOGIES, INC., a Massachusetts corporation having its offices at 113 Cedar Street, Suite S-7, Milford, MA 01757, USA

(“Spring Bank”).

Micrologix and Spring Bank are sometimes referred to collectively herein as the “Parties” or singly as a “Party”.

R E C I T A L S

A.

WHEREAS, Micrologix has developed and owns or controls certain proprietary technology, patents, patent applications and know-how relating to Micrologix’s proprietary compound known as ORI-9020 (as defined below);

B.

WHEREAS, Micrologix wishes to grant to Spring Bank, and Spring Bank wishes to obtain from Micrologix, an exclusive license under the Micrologix Patent Rights to use, market, advertise, promote, distribute, offer for sale, sell, manufacture, have manufactured, export and import, and co-develop  the Product in the Territory for use in the Field, (as such terms are defined herein) or have the foregoing done on its behalf, subject to the terms and conditions set forth herein;

C.

WHEREAS, Micrologix wishes that Spring Bank conduct research and development related to the Micrologix Technology and the Product and perform the other duties as described herein, and Spring Bank wishes to perform the foregoing, subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1  DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1

Definitions

(a)

“Act” means the Federal Food Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.) in the United States and any other comparable, applicable legislation in any other country in the Territory.

(b)

“Affiliate” means any company or entity controlled by, controlling or under common control with a Party.  As used in this Section 1.1(b), “control” means (a) that an entity or company owns, directly or indirectly, fifty percent (50%) or more of the voting stock of another entity, or (b) that an entity, person or group has the actual ability to control and direct the management of the entity, whether by contract or otherwise.

(c)

“Applicable Law(s)” means the Act, Regulations and all other applicable laws, rules, regulations and guidelines within the Territory that apply to the import, export, research and development, manufacture, marketing, distribution or sale of the Product in the Field in the Territory or the performance of either Party’s obligations under this Agreement (including without limitation disclosure obligations as required by the United States Securities and Exchange Commission or other comparable exchange or securities commission having authority over a Party) to the extent applicable and relevant to such Party.

(d)

“Approval Letter” means a letter issued by the FDA indicating approval of a product for commercialization in the United States, or equivalent letter issued in any other country in the Territory, pursuant to Applicable Laws in each country in the Territory.

(e)

“Books and Records” means in whatever media, any and all books and records, documents, reports and accounts in connection with or relative to: the Development Costs; any costs Spring Bank or Micrologix is obligated to reimburse or pay to the other Party under this Agreement; and all activities undertaken by Spring Bank towards achieving the Development Plan; as well as any other books and records as may be required from time to time by Applicable Laws.  Books and Records shall be maintained in accordance with Applicable Laws and otherwise in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, including without limitation to obtain Governmental Approvals, and shall properly reflect all work done and results achieved in the performance of the Development pursuant to the Development Plan.

(f)

“CFR” means the United States Code of Federal Regulations in the United States and any other comparable, applicable code of regulations in any other country in the Territory.

(g)

“Commercially Reasonable Efforts” means, except as otherwise explicitly set forth in this Agreement, those diligent efforts consistent with the exercise of prudent scientific and business judgment, as applied to products having comparable market potential and otherwise in accordance with generally accepted practices in the pharmaceutical industry.

“Comparable market potential” shall be fairly determined based upon relevant factors, including without limitation, market size, price, competition, patent rights, product liability issues and general marketing parameters.

(h)

“Confidential Information” means any and all information (including (i) the Micrologix Technology, in the case of Micrologix and (ii) the Development Plan, and the NIH grant application and commitment referred to in Article 3, in the case of Spring Bank) of a Party relating to any trade secret, process, method, compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, sales, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.  Confidential Information includes, without limitation, any and all reports furnished by Spring Bank to Micrologix hereunder.  This Agreement and the terms thereof shall be deemed to be the Confidential Information of both parties.  Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

(i)

is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(ii)

is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business;

(iii)

is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

(iv)

is independently developed by the receiving Party, as evidenced by its written records, without knowledge of, and without the aid, application or use of, the disclosing Party’s Confidential Information; or

(v)

is the subject of a written permission to disclose provided by the disclosing Party.

(i)

“Control” means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party, licensee or sublicensee or the payment of any material licensing fees or royalties to any Third Party, licensee or sublicensee.

(j)

“Costs” means any and all costs, expenses, fees (including without limitation attorneys fees and costs), charges, monies, license fees, upfront fees and/or royalties paid in connection with any proceeding, action, suit or claim and/or paid to any Third Party.

(k)

“Development” means work conducted under the Development Plan as set out in Section 2.2.

(l)

“Development Plan” means the plan related to the research and the development (including without limitation work to obtain Governmental Approvals, including without limitation Marketing Authorizations), and the budget therefor as amended from time to time pursuant to which Spring Bank shall conduct the Development under the terms of this Agreement.  As soon as practicable after the achievement of the third milestone set forth in Section 6.3 herein, the parties shall formulate a subsequent Development Plan to include clinical development and commercialization of the Product, which Development Plan may be amended from time to time as circumstances require.  The initial Development Plan is included in the NIH grant application referred to in Article 3.

(m)

“FDA” means the United States Food and Drug Administration in the United States and any other comparable, applicable administrative agency in any other country in the Territory, or any successor entity thereto.

(n)

“Field” means the use of Product in the diagnosis and/or treatment of Hepatitis B infection.

(o)

“First Commercial Sale” means (a) with respect to a country in the Territory, the first sale for use, consumption or resale of the Product by Spring Bank, its sublicensees or its Affiliates in such country (excluding any sales for clinical trials or other non-commercial purposes) and (b) with respect to the Territory, the First Commercial Sale in any country within the Territory.  A sale to a sublicensee or an Affiliate shall not constitute a First Commercial Sale unless the sublicensee or Affiliate is the end user of the Product.

(p)

“GAAP” means United States generally accepted accounting principles, as consistently applied in the Territory.

(q)

“Good Clinical Practices” means good clinical practices as defined in 21 CFR § 50 et seq., § 56 et seq., and § 312 et seq. in the United States or other comparable, applicable regulations in other countries in the Territory.

(r)

“Governmental Approval(s)” means any and all permits, licenses and authorizations, including Marketing Authorizations required by the FDA as a prerequisite to the development, manufacturing, packaging, marketing and selling of the Product in the Field in the Territory; excluding however import permits.

(s)

“Improvements” means any and all developments, derivative works, enhancements, modifications, inventions or discoveries solely relating to ORI-9020 or the Product for use in the Field and developed, or created by Spring Bank at any time during the Term, whether patentable or not, including developments, inventions and discoveries intended to enhance the safety, efficacy, delivery and bioavailability of the Product or ORI-9020, and all intellectual property rights thereto.

(t)

“IND(s)” means an investigational new drug application as defined in 21 C.F.R. § 312 et seq for the FDA in the United States to commence clinical testing of a drug in humans, as defined by the FDA, as the same may be amended, supplemented or replaced from time to time.

(u)

“Know-How” means any and all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols, any and all pre-clinical and clinical data, and information, whether or not patentable, which are not generally publicly known, including but not limited to any and all chemical, biochemical, toxicological, and scientific research information, whether in written, electronic, graphic or video form or any other form or format.

(v)

“knowledge” or “best of its knowledge” means, with respect to each Party, the actual knowledge of the senior officers of such Party, without the duty of inquiry.

(w)

“Major Market” means USA, China, Taiwan, Japan and South Korea.

(x)

“Marketing Authorization” means all necessary and appropriate regulatory approvals, including without limitation NDAs and Pricing and Reimbursement Approvals, where applicable, to allow the Product to be marketed and sold in the Field in a particular country in the Territory.

(y)

“Micrologix Patent Rights” or “Micrologix Patent” means any and all Patent Rights that claim Micrologix’s proprietary technology for the Product or ORI-9020 which are under the Control of Micrologix as of the Effective Date and at any time thereafter including any and all Patent Rights covering Improvements thereto and which are necessary or useful to the use, development, manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field. The Micrologix Patent Rights as of the Effective Date are set forth on Exhibit 1.1(y).  Any Micrologix Patent Rights arising and or issued after the Effective Date shall be added to Exhibit 1.1(y) .

(z)

“Micrologix Technology” means the Micrologix Patent Rights and the Micrologix Know-How.

(aa)

“NDA” means a New Drug Application, and all amendments and supplements thereto, for regulatory approval by the FDA as defined in 21 CFR § 314.50 et seq., as such act or regulations may be amended, supplemented or replaced from time to time, to commence commercial sale of the Product in the United States and any other comparable term and act as applicable with regard to a new drug application and all amendments, supplements or replacements to such act or regulations in any other country in the Territory.

(bb)

“Net Sales” means collectively, the gross amount invoiced by Spring Bank or its Affiliates for sales of the Product to a Third Party, less the following as they pertain to the Product:

(i)

normal and customary trade, cash and quantity discounts, allowances and credits granted or allowed;

(ii)

credits or allowances actually granted for damaged goods, returns or rejections of Product and retroactive price reductions;

(iii)

sales taxes, duties or other taxes with respect to such sales (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Product including, without limitation, value added taxes or similar taxes or other governmental charges otherwise measured by the billing amount, when included in billing but excluding income or other taxes levied with respect to gross receipts) actually collected by or absorbed by Spring Bank or its Affiliates;

(iv)

insurance, postage, customs duties and transportation costs incurred in shipping Product to any Third Party to the extent separately itemized and included in the invoiced amount;

(v)

charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers, distributors and chain and pharmacy buying groups;

(vi)

rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities; and

(vii)

commissions paid to Third Parties engaged by Spring Bank or its Affiliates to sell the Product.

The Product shall be considered “sold” when billed out or invoiced.

If the Product is sold in a form containing, in addition to simple Product, at least one other ingredient, product, device, equipment or component (any such Product being a "Combination Product"), Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Product if sold separately, and B is the invoice price of the other ingredient, product, device, equipment or component in the Combination Product, if sold separately.  If, on a country by country basis, the other ingredient, product, device, equipment or component in the Combination Product is not sold separately in such country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where A is the invoice price of the Product and C is the invoice price of the Combination Product.  If, on a country by country basis, neither the Product nor the other ingredient, product, device, equipment or component in the Combination Product is sold separately in such country, Net Sales for the purpose of determining royalties of the Combination Product shall be determined by the parties in good faith.  In general, the parties agree to negotiate in good faith for an equitable determination of Net Sales of Product for any country where the parties sell Product in such a manner that gross sales of the same are not readily identifiable.

(cc)

“NIH” means National Institutes of Health.

(dd)

“ORI-9020” means ORI-9020 and its analogs, the chemical composition of which are described in U.S. Patent Application Number [XXXX] and any prodrug, metabolite, analog, salt, hydrate, solvate, polymorph, chimeric or inverted chimeric or isomer of ORI-9020.

(ee)

“Patent Rights” means any and all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals, and foreign counterparts of the foregoing and all supplements and modifications thereto.

(ff)

“Performance Milestones” are those milestones set forth in Section 6.2.

(gg)

“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, and any other form of entity or organization.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(hh)

“Phase I” means that portion of the clinical development program that provides for initial assessment of safety of Product in human volunteers or patients, which is intended to gather information to support further investigation of particular dose levels using the Product in subsequent human clinical trials, as more fully defined in 21 C.F.R. § 312.21(a).

(ii)

“Phase II” means that portion of the FDA submission and approval process which provides for the initial trials of Product, after the completion of Phase I trials, on a limited number of human subjects for the purposes of determining dose and/or evaluating efficacy and/or collecting additional safety data in the proposed therapeutic indication as more fully defined in 21 C.F.R. § 312.21(b).

(jj)

“Phase III” means that portion of the clinical development program which provides for continued trials of a Licensed Product on sufficient numbers of patients to establish the safety, dosage and efficacy of Product and generate, if required, pharmacoeconomics data to support regulatory approval in the proposed therapeutic indication as more fully defined in 21 C.F.R. § 312.21(c).

(kk)

“Pricing and Reimbursement Approvals” means any pricing and reimbursement approvals which must be obtained before placing the Product on the market in the Field in any country in the Territory in which such approval is required.

(ll)

“Prime Rate of Interest” means the prime rate of interest published from time to time in The Wall Street Journal as the prime rate; provided, however that if The Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Bank of America, N.A., as its prime rate, base rate, reference rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate.

(mm)

“Product” means ORI-9020.

(nn)

“Regulations” means regulations, statutes, rules, guidelines and procedures promulgated by the FDA pursuant to the Act or other Applicable Laws, including without limitation, current Good Clinical Practices, current Good Manufacturing Practices, as well as those regulations currently contained in Title 21 of the CFR.

(oo)

“Representatives” means, in respect of a Party, its Affiliates, licensees, sublicensees, corporate and/or marketing partners, and their respective employees, agents, consultants, Subcontractors, and other representatives.

pp)

“Royalty Term” means the period of time commencing on the First Commercial Sale of a Product in a particular country in the Territory and ending on the expiration of the last to expire of the Micrologix Patent Rights containing one or more Valid Claims covering such Product in such country in the Territory.  The Royalty Term shall apply on a country-by-country basis.

(qq)

“Subcontractors” means Third Parties engaged to perform obligations of the Parties as permitted by this Agreement.

(rr)

“Sublicensing Revenue” means all revenues, license fees, milestone payments, receipts, monies, and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession received by Spring Bank from any and all sublicensees to exploit any Micrologix Technology, excluding payments made by a sublicensee to reimburse the actual costs of research, preclinical, clinical or other development activities to be undertaken by Spring Bank pursuant to a written development plan with such sublicensee.

(ss)

“Territory” means worldwide.

(tt)

“Third Party” means any entity, other than Micrologix or Spring Bank or a sublicensee or Affiliate of Micrologix or Spring Bank.

(uu)

“U.S.” or the “United States” means the 50 states, its territories or possessions, the District of Columbia and Puerto Rico.

(vv)

“U.S. PTO” means the Unites States Patent and Trademark Office or any successor entity thereto.

(ww)

“Valid Claim” means (1) a claim of an issued, unexpired patent contained in the Micrologix Patent Rights (which shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken) or (2) a claim in a pending application of the Micrologix Patent Rights in the country in which a product is made, used or sold unless such claim has been pending in such application for greater than 7 years.

ARTICLE 2 PRODUCT DEVELOPMENT

2.1

Objectives

Pursuant to the Development Plan, Spring Bank, as described below and in the Development Plan, shall conduct all activities necessary to obtain and maintain Marketing Authorizations for the Product in the Field in the Territory.

2.2

Development

(a)

Spring Bank shall have sole responsibility for the Development based on the timeline in the Development Plan.  In addition to any other responsibilities as may be provided in the Development Plans, Spring Bank shall, at its own cost and expense:

(i)

use Commercially Reasonable Efforts to conduct research and development activities necessary to develop the Product in accordance with the Development Plans and otherwise in accordance with the terms and conditions of this Agreement;

(ii)

use Commercially Reasonable Efforts to complete the Development in accordance with the timelines and other terms and conditions of this Agreement and the Development Plans;

(iii)

use Commercially Reasonable Efforts to secure and maintain the Marketing Authorizations, in accordance with the requirements and timelines set forth in the Development Plans; and

(iv)

promptly advise Micrologix of any issues of which Spring Bank becomes aware that materially and adversely affect Spring Bank’s ability to develop the Product and/or meet the timelines in the Development Plans.

(b)

Spring Bank shall maintain Books and Records in connection with the Development Plan.  Pursuant to Section 12.2, Micrologix has the right to inspect such Books and Records once per calendar year, upon request and during normal business hours, and Spring Bank shall provide copies of such Books and Records to Micrologix; including without limitation, research and development activities, regulatory approvals, strategic alliances and manufacturing, sublicensing and marketing efforts, provided, however, unless Micrologix shall have agreed that neither Micrologix nor any of its Affiliates shall develop, in-license, market, sell, promote, distribute or have marketed, or have sold any product in the Field during the Term, Spring Bank shall have the right to redact from the Books and Records any and all market research, competitive reports, business plans, marketing reports, data, and any information relating to the foregoing.  Commencing on the date that is 12 months after the Effective Date and once every 12 months thereafter, Spring Bank shall provide Micrologix with reports of all activities undertaken by Spring Bank and all expenses incurred by Spring Bank in furtherance of achieving the various tasks detailed in the Development Plan.  Such reports shall not include any market research, competitive reports, business plans, marketing reports or data, or any information relating to the foregoing.

(c)

During the Term, Spring Bank shall periodically, but no less than annually, notify Micrologix of all intellectual property rights in Improvements (if any) and provide to Micrologix copies of any and all documentation in connection with same, including, without limitation, any patents and patent applications.  Micrologix shall treat all information supplied to it by Spring Bank under this Section as Confidential Information.

ARTICLE 3 CONDITIONS PRECEDENT

Notwithstanding anything else in this Agreement, Micrologix’s obligations under this Agreement shall not commence until Spring Bank:

(a)

submits to Micrologix a copy of the NIH grant application pertaining to the development plan for ORI 9020, as submitted by Spring Bank to the NIH on or about March 20, 2003; and

(b)

receives a commitment for NIH funding for the calendar year 2004 or earlier, awarded on or before September 30, 2003 (the “NIH Funding Commitment”).

Micrologix acknowledges receipt of the foregoing documents and agrees that the conditions precedent in this Article 3 have been met.

ARTICLE 4 LICENSE

4.1

License Fee

In partial consideration for the license granted under Section 4.2, Spring Bank shall pay to Micrologix, as a licensing fee, a one-time non-refundable payment of [XXXX] ($[XXXX]) payable in voting, convertible, redeemable preferred shares of Spring Bank (assuming a post license valuation of Spring Bank of $[XXXX]) pursuant to the terms of a stock purchase agreement.  During the period commencing on the date hereof and ending upon the earliest of: (a) the execution of the stock purchase agreement; (b) the termination of this Agreement; and (c) December 17, 2003, the Parties shall immediately and expeditiously, with diligence and good faith, negotiate a stock purchase agreement substantially in the form attached hereto as Exhibit 4.1.  The Parties acknowledge and agree that, if the Parties cannot agree to and do not execute a stock purchase agreement for any reason whatsoever and this Agreement shall be terminated, subject to the Parties agreeing to extend this Agreement.

4.2

License Terms

Subject to the terms and conditions of this Agreement, Micrologix hereby grants to Spring Bank an exclusive, royalty-bearing license under the Micrologix Technology to use, market, advertise, promote, distribute, offer for sale, sell, manufacture, have manufactured, export and import, and co-develop the Product in the Territory for use in the Field with the right to sublicense (as provided in Section  below), and/or assign (as provided Section 15.2 below) the foregoing.

4.3

Micrologix Technology

(a)

Spring Bank acknowledges that it shall have no right, title or interest in or to the Micrologix Technology except as set forth in this Agreement.  Nothing in this Agreement shall be construed to grant Spring Bank any rights or license to any intellectual property of Micrologix other than as expressly set forth in this Agreement.

(b)

To the extent permitted by law, Spring Bank agrees to assign to Micrologix any and all Improvements and to execute and to cooperate in any such assignment of responsibilities and rights as necessary or prudent for the benefit of Micrologix to prosecute and/or maintain the foregoing rights subject to Spring Bank’s rights to prosecute patent applications and maintain patents as provided in Section 8.  Any such assignment shall be subject to the rights of the United States government under 37 CFR §401 et.seq.  Any such intellectual property shall be exclusively licensed to Spring Bank under the terms set out in this Agreement.

4.4

Sublicenses

Spring Bank shall have the right to sublicense rights granted in Section 4.2 to Third Parties, subject to the following:

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)

Spring Bank shall notify Micrologix in writing if it intends to grant any Third Party any rights to use, market, advertise, promote, distribute, offer for sale, sell, manufacture, have manufactured, export and import and/or develop the Product or ORI-9020 in the Field.  Micrologix shall have a period of sixty (60) days from its receipt of such notice (“Micrologix Notification Period”) to notify Spring Bank in writing if Micrologix is interested in obtaining such rights. If by the end of the Micrologix Notification Period, Spring Bank receives written notice from Micrologix that it desires to obtain such a license(s), then Micrologix and Spring Bank, for a period of one hundred and eighty (180) days or such longer period of time as mutually agreed to by the Parties in writing (the “Micrologix Negotiation Period”), shall negotiate in good faith, on an exclusive basis, a definitive license agreement(s) for any such rights upon such terms and conditions as are mutually agreeable to the Parties.  If the Parties fail to execute such definitive license agreement(s) by the end of the Micrologix Negotiation Period or if Micrologix fails to give notice of its interest in obtaining any such rights, then Micrologix’s right of first negotiation with respect to any such rights shall terminate.

(b)

Subject to Section 4.4(a) Spring Bank shall within thirty (30) calendar days after execution of a sublicensing agreement, Spring Bank shall provide Micrologix with an unredacted copy thereof.

(c)

The sublicense shall require the sublicensee to use Commercially Reasonable Efforts to bring the subject matter of the sublicense into commercial use.

(d)

The sublicense shall provide for payments to Spring Bank, which in Spring Bank’s good faith business judgement, are commercially reasonable amounts for the rights granted.

(e)

All sublicenses granted by Spring Bank shall be personal to the sublicensee and shall not be further sublicensable or assignable without the prior written consent of Micrologix, which consent shall not be unreasonably withheld or delayed.  Such sublicenses shall terminate upon the termination of Spring Bank’s rights granted herein.  Each sublicense shall contain covenants by the sublicensee for the benefit of Micrologix and Spring Bank for such sublicensee to observe and perform materially the same terms and conditions as those set out for Spring Bank in this Agreement to the extent applicable.

(f)

The sublicense shall provide that the sublicensee shall advise Spring Bank of any claims or infringements, that enforcement of any claims or infringements shall be handled by Micrologix or Spring Bank in the manner provided in this Agreement, and that the sublicensee shall cooperate in the defense and/or settlement of such claims at the expense of the party or parties conducting such defense or enforcement.  Spring Bank may, in the case of an exclusive sublicensee, provide for such sublicensees to conduct enforcement and/or defense of claims or infringements arising within the scope of such sublicenses in substitution for Spring Bank.

(g)

The sublicensee shall agree to abide by the patent marking provisions of this Agreement.

ARTICLE 5 ADDITIONAL PAYMENTS

5.1

Development Milestone Payments

Spring Bank shall pay to Micrologix, as licensing fees, the following non-refundable milestone payments within fifteen (15) days after the occurrence or achievement of the event described below:

(a)

[XXXX];

(b)

[XXXX];

(c)

[XXXX];

(d)

[XXXX];

(e)

[XXXX]; and

(f)

[XXXX].

5.2

Royalties

(a)

During the Royalty Term, Spring Bank shall owe and pay to Micrologix a royalty on Net Sales during each calendar year on a country by country basis as follows:

(i)

[XXXX]% on the first [XXXX] ($[XXXX]) of Net Sales;

(ii)

[XXXX]% on Net Sales from [XXXX] ($[XXXX]) to [XXXX] ($[XXXX]); and

(iii)

[XXXX]% on Net Sales in excess of [XXXX] ($[XXXX]).

In the event that Spring Bank is required to make payments (including without limitation royalties, option fees or license fees) to one or more Third Parties to obtain a license or similar right in order to make, use or sell a product that is reasonably necessary for the commercialization of the Product, Spring Bank may deduct fifty percent (50%) of such payments from the royalties due hereunder, provided, however, that in no event shall the royalties due to Micrologix hereunder be reduced by more than fifty percent (50%).

(b)

During the Royalty Term, Spring Bank shall owe and pay to Micrologix a royalty of [XXXX] ([XXXX]%) of Sublicensing Revenue.  If Spring Bank receives Sublicensing Revenue in the form of a milestone payment from a sublicensee in respect of any of the same milestones as set out in Section 4.1, then, in order to avoid double-counting, the milestone payments owing from Spring Bank to Micrologix may be credited against royalties owed by Spring Bank on such Sublicensing Revenue.  Sublicensing Revenue shall not include and no royalties will be payable on payments made solely for reimbursement of the direct costs of: research and development of the Product; or pursuit of regulatory approvals; activities undertaken pursuant to the Development Plan.

(c)

After the expiration of the Royalty Term in any relevant country, Spring Bank shall have no further obligation to pay royalties to Micrologix in such country.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)

Within forty-five (45) days of the end of each calendar quarter following the First Commercial Sale, Spring Bank shall provide Micrologix with a written report, in a form to be agreed between the parties, acting reasonably, accompanied by full payment of all royalties accrued and owing to Micrologix during such quarter, setting forth (i) Net Sales during such quarter; (ii) permitted deductions from Net Sales (if any); (iii) withholding taxes, if any, required by Applicable Laws to be deducted with respect to such sales; (iv) the dates of the First Commercial Sale of the Product in any country in the Territory during the reporting period; (v) the exchange rates, if any used to determine the amount of United States dollars; and (vi) the calculation of the royalties owed (collectively, the “Royalty Statement”).  The Royalty Statement shall be in reasonably specific detail, on a country-by-country basis, and segmented according to sales by Spring Bank and each sublicensee.

(e)

All payments hereunder shall be payable in United States dollars.  With respect to each month in each calendar quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last business day of such month within the applicable calendar quarter.  All payments owed under this Agreement shall be made by check or wire transfer to a bank account designated in writing by Micrologix.

(f)

In the event that any payments due hereunder are not made when due, each such payment shall accrue interest from the date due until paid at the Prime Rate of Interest.  The payment of such interest shall not limit or otherwise be deemed to be in satisfaction of a Party exercising any other rights it may have under this Agreement arising from the other Party’s failure to make such payment when due.

(g)

All taxes levied on account of the payments accruing to Micrologix under this Agreement shall be paid by Micrologix for its own account, including taxes levied thereon as income to Micrologix.  If provision is made under Applicable Laws for withholding, such tax shall be deducted from the payment made by Spring Bank paid to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Micrologix, provided that it is understood that if this Agreement is assigned by Spring Bank, Micrologix shall be no worse off than if this Agreement was made and remained with a United States company and the payments to Micrologix were made from the United States to Canada.  Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

(h)

Notwithstanding any other provision of this Agreement, if either Party is prevented from paying any payments by virtue of the Applicable Laws of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which it accrued to the Receiving Party’s account in a bank acceptable to the Receiving Party in the country whose currency is involved.

(i)

In the event Spring Bank or its sublicensee(s) receive any non-monetary consideration in connection with the sale of the Product, the Net Sales of such Product, or any Sublicensing Revenue, shall be calculated based on the fair market value of such other consideration. Spring Bank shall disclose the terms of such arrangement to Micrologix and the Parties shall endeavour in good faith to agree on such fair market value as promptly as possible.

ARTICLE 6 COMMERCIALIZATION OF THE PRODUCT

6.1

Due Diligence

Spring Bank shall use its Commercially Reasonable Efforts to bring the Product to market through its own efforts and through the efforts of its sublicensees by a diligent program for exploitation of the Micrologix Patent Rights and to continue active, diligent marketing efforts for the Product throughout the term of this Agreement.

6.2

Performance Milestones

Spring Bank shall use Commercially Reasonable Efforts to:

(a)

obtain funding in the amount of at least $[XXXX] for Development on or before [XXXX];

(b)

obtain funding in the amount of at least $[XXXX] for Development on or before [XXXX];

(c)

obtain funding in the amount of at least $[XXXX] for Development on or before [XXXX]; and

(d)

obtain funding in the amount of at least $[XXXX] for Development on or before [XXXX].

6.3

Development Efforts

Spring Bank shall use Commercially Reasonable Efforts to research, develop and commercialize the Product in accordance with the Development Plan.  In considering whether or not Spring Bank has met the requirement set out in the first sentence of this Section 6.3 with respect to the initial Development Plan, the Parties will have regard to the following milestones.  If Spring Bank meets the milestones set out below, Spring Bank shall be deemed to have made the efforts required in this Section:

(a)

completion of PK Study in woodchuck and mouse by [XXXX];

(b)

selection of lead ORI-9020 prodrug candidate for further in vitro and in vivo studies by [XXXX];

(c)

selection of orally bioavailable ORI-9020 prodrug with safety and efficacy data in animal models by [XXXX]; and

(d)

completion of all work required for submission of an IND for ORI-9020 by [XXXX].

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4

Notice of Inadequate Efforts to Develop

In the event that Micrologix believes that Spring Bank has not fulfilled its obligations under Section 6.3, then Micrologix shall provide written notice to Spring Bank which specifies the basis upon which Micrologix bases its belief and what additional efforts Micrologix believes should be made by Spring Bank. Upon receipt of such written notice, Micrologix and Spring Bank shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by Spring Bank shall satisfy the requirements of Section 6.3.

6.5

Clinical Development

Spring Bank shall notify Micrologix in writing if Spring Bank decides to outsource any clinical development work to a Third Party and shall provide Micrologix with the first opportunity to submit an offer to Spring Bank to conduct such clinical development work.

6.6

Marketing Efforts

(a)

Spring Bank shall have the exclusive right, at its cost, to manufacture, market, advertise, promote, sell, distribute, and commercialize the Product in the Field in the Territory.

(b)

Spring Bank shall provide Micrologix prompt notice of the following events during the Term: (i) the First Commercial Sale of Product in each country in the Territory, if and when such occurrence takes place; and (ii) when any milestone as provided in Section 5.1 has occurred.

6.7

Consequence of No Sales

Spring Bank shall be deemed to have breached its obligation to use Commercially Reasonable Efforts in conducting marketing of a Product in any country in the Territory if, for a continuous period of one hundred and eighty (180) days at any time following launch of commercial sales of the Product in any such country, no sales of the Product are made by Spring Bank or sublicensees in the ordinary course of business in such country, unless Spring Bank or its sublicensee(s) are prevented, restricted, interfered with or delayed in making such sales by reason of: (i) Force Majeure; or (ii) any breach of this Agreement by Micrologix. In such event, this Agreement shall terminate with respect to any such country. No termination in respect of one country in the Territory pursuant to this Section shall terminate this Agreement with respect to any other country in the Territory.

6.8

Marketing Update

Following receipt of an Approval Letter from the FDA for the Product, Spring Bank shall provide Micrologix on a semi-annual basis during the Term (every February 1 and August 1) with reports in reasonable detail describing Spring Bank’s material marketing efforts with respect to the Product in the Territory during the immediately preceding six (6) month period and forecasts and plans for such efforts for the immediately following twelve (12) month period.  Such reports will be provided to Micrologix commencing ninety (90) days after receipt of such Approval Letter with the next such report to be provided on the February 1 or August 1 deadline next following the initial report (provided that if this would result in the second report being provided within less than six (6) months, Spring Bank may deliver the second report at the next applicable deadline).  The Parties shall meet once annually to review all such reports.  Spring Bank agrees to consider Micrologix’s input and comments that Micrologix may provide related to any such report for any applicable period.

6.9

Patent Marking

Spring Bank shall use Commercially Reasonable Efforts to ensure that where legally permissible in any country in the Territory and provided there is adequate space available on any such packaging, Spring Bank shall identify any applicable Micrologix Patent Rights with any reasonable patent marking notification(s).

ARTICLE 7 REGULATORY COMPLIANCE

7.1

Compliance

Subject to the other terms and conditions of this Agreement, the Parties agree to the following general compliance provisions:

(a)

Spring Bank shall be responsible for compliance in all material respects with Applicable Laws and the Governmental Approvals relating to the Development, the manufacturing, marketing, advertising, promoting, selling, distributing, and commercializing the Product, including without limitation the maintenance of the Marketing Authorizations and other requirements of the FDA applicable thereto, obtaining and holding all necessary permits and any other requirements relating to its activities under the Development, the manufacture, import, export, storage, marketing, sale and distribution of the Product.

(b)

Spring Bank shall promptly notify Micrologix of any written notices received from, or inspections by, the FDA, which materially and adversely impact the Product, the Development and/or the Marketing Authorizations, and shall promptly inform Micrologix of any responses to such written notices or inspections and the resolution of any issue raised by the FDA which have such a material adverse impact.

ARTICLE 8 PATENTS

8.1

Maintenance of Patents

(a)

From the earlier of October 1, 2003 and the date of this Agreement, Spring Bank shall, at Spring Bank’s expense and on a timely basis in each country in the Territory in which it so elects to do so: (i) use Commercially Reasonable Efforts to obtain Micrologix Patent Rights in the name of Micrologix; (ii) pay all fees and file all documentation and other materials required in each applicable country to maintain and/or renew Micrologix Patent Rights; and (iii) otherwise use Commercially Reasonable Efforts to maintain the Micrologix Patent Rights in all countries in which Spring Bank has the right and elects to exercise any or all of its rights hereunder related to the Product; provided however, that upon written request by Spring Bank, Micrologix shall, at no cost or expense to Micrologix, provide such reasonable assistance as may be necessary to enable Spring Bank to comply with the administrative formalities necessary to register or maintain any Micrologix Patent Rights in such countries.  Micrologix shall transfer the files relating to the prosecution of the Micrologix Patent Rights listed on Exhibit A to patent counsel of Spring Bank’s choosing immediately after the execution of this Agreement, unless there are filings required or office actions which require a response within thirty (30) days of execution, in which case, Spring Bank may elect to retain Micrologix’ patent attorneys to make such filing or respond to such office action.  As of the Effective Date, Spring Bank has elected to assume prosecution of the patent applications in those countries and patent offices listed on Exhibit 1.1(y).  With respect to patent applications that are about to enter the national phase, Spring Bank shall notify Micrologix in which countries it intends to pursue prosecution at least 45 days prior to the date that an election is required.

(b)

In the event Spring Bank intends to abandon the prosecution or maintenance of all or any part of Micrologix Patent Rights claiming the Product or ORI-9020 in any country in the Territory (which it shall only be permitted to do in the event it has a reasonable belief that obtaining or maintaining rights are not possible using Commercially Reasonable Efforts), Spring Bank shall notify Micrologix no less than sixty (60) days (or such shorter period of time if there is a shorter period of time required by a the applicable governmental authority) prior to the date it intends to abandon the prosecution or maintenance, as applicable, of any such Micrologix Patent Rights.

(c)

In the event Spring Bank notifies Micrologix within the period provided in Section 8.1(b) above, Micrologix has the right but not the obligation to assume such prosecution and/or maintenance and shall notify Spring Bank if, and when, Micrologix wishes to assume the responsibility for prosecuting and maintaining such Micrologix Patent Rights whereupon Spring Bank shall permit Micrologix, at Micrologix’s expense, to take over such prosecution and/or maintenance, as applicable, and Spring Bank shall cooperate in any such transfer of responsibilities and rights as necessary or prudent for the benefit of Micrologix to prosecute and/or maintain the foregoing rights.  Thereafter, Micrologix shall have the right but not the obligation to prosecute or maintain any such Micrologix Patent Right at its expense.

(d)

Micrologix shall, at no cost or expense to Micrologix, make available to Spring Bank or its authorized attorneys, agents or representatives, its employees, agents or consultants necessary or appropriate to enable Spring Bank to file, prosecute and maintain patent applications covering the Product for a reasonable period of time sufficient for Spring Bank to obtain the assistance it needs from such personnel. Spring Bank shall provide Micrologix with copies of all correspondence, documentation and/or submissions provided to, and received from, U.S. PTO and comparable authorities in which Spring Bank is responsible for prosecuting and maintaining the Micrologix Patent Rights.

8.2

Infringement by Others

Each party shall promptly inform the other party of any suspected infringement of any Micrologix Patent Right by a third party.  Regardless of which party in fact brings suit, the parties shall reasonably cooperate with each other with respect to any litigation, action, suit, claim or other proceeding under this .  Without limiting the generality of the foregoing, the non-litigating party agrees to cooperate reasonably in any such litigation, action, suit, claim or other proceeding as may be requested by or necessary to the litigating party including without limitation, joining any such proceeding as a party, executing all necessary documents, supplying essential documentary evidence and making available essential witnesses then in its employment or engaged as a consultant.  Each party shall have the right to institute an action for infringement of the Micrologix Patent Rights against such third party in accordance with the following:

(a)

Within 30 days of notification, if the parties agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally.  The parties shall agree to the manner in which they shall exercise control over such action.  Each party may, if it so desires, also be represented by separate counsel of its own selection, the fees for which counsel shall be paid by such party.

(b)

If the parties do not institute suit jointly within 30 days of notification as set forth above, Spring Bank shall be empowered to bring suit in its own name to enjoin such infringement.  Spring Bank shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement.

(c)

In the event that Spring Bank does not terminate such infringement or initiate steps to do so within six months of learning of such infringement, Micrologix may bring suit against infringer at its sole expense and shall be entitled to retain the entire amount of any recovery or settlement.

(d)

Should either party commence a suit under the provisions of Section 8.2 and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery in such suit shall be as agreed upon between the parties.

8.3

Infringement Claimed by Third Parties

(a)

In the event a Third Party commences, or threatens to commence, any proceeding against a party to this Agreement alleging infringement of a Third Party’s intellectual property rights by the manufacture, use, sale, offer for sale, export and/or import by Spring Bank, its Affiliates or sublicensees of the Product, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party (“Infringement Notice”).

(b)

Spring Bank may (but shall have no obligation to do so) control the defense and settlement of any such proceeding under this Section 8.3; provided that Spring Bank notifies Micrologix that it intends to exercise such option at the time Spring Bank gives Micrologix the Infringement Notice or if Spring Bank is not the Party giving an Infringement Notice, then within thirty (30) days after receipt of the Infringement Notice from Micrologix. If Spring Bank fails to notify Micrologix of its intent to exercise such option within the time periods required by this Section 8.3(b) or if Spring Bank notifies Micrologix within such time periods that it does not intend to exercise such option, Micrologix shall then control the defense and settlement of any such proceeding in accordance with the terms hereof.

(c)

The litigating party shall pay all Costs (including unrecovered Costs) in connection with any Proceeding under this Section 8.3.  The litigating party shall be entitled to retain the entire amount of any recovery or settlement.

8.4

Co-operation with Other Licensees

Spring Bank acknowledges that Micrologix may grant to licensees rights in the Micrologix Technology in the Territory in respect of fields outside the Field.  If Micrologix grants such rights to other licensees, in the event of any litigation in respect of:

(a)

fields outside of the Field that may reasonably affect Spring Bank’s use of the Micrologix Technology in the Field or the use or sale of Products by Spring Bank; or

(b)

the Field that may reasonably affect Micrologix or one or more of Micrologix’s licensee’s use of the Micrologix Technology outside the Field or the manufacture, use or sale of products outside the Field by Micrologix or one or more other such licensee(s);

then Micrologix, Spring Bank and such other licensee(s) will use good faith efforts to determine jointly the course of action, if any, necessary or appropriate to prosecute or defend the litigation.  Micrologix will use Commercially Reasonable Efforts to include in its other license agreements, provisions that allow the participation of Spring Bank as contemplated herein. If Micrologix is unable to include in any such other license agreement such provisions, then with respect to the licensee under such other license agreement, Spring Bank shall not be bound by the terms and conditions of this Section 8.4.

ARTICLE 9 CONFIDENTIALITY

9.1

Confidentiality

(a)

During the Term and for a period of five (5) years thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party, except (i) as expressly authorized by this Agreement or with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, (ii) as required by applicable laws or court order of a court of competent jurisdiction (provided that the disclosing Party shall first notify the other Party, as soon as reasonably possible and if possible, to afford the other Party  an opportunity to seek whatever protective relief it deems appropriate, and the disclosing Party shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed), or (iii) to its Representatives to accomplish the purposes of this Agreement, so long as such Representatives are under an obligation of confidentiality no less stringent than as set forth herein.  Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement.  Notwithstanding the foregoing,  Spring Bank may disclose the Micrologix Technology and Micrologix and Spring Bank may disclose the terms of this Agreement to any prospective strategic or corporate partner, sublicensee, research collaborator or funding source (such as a venture capital firm), provided that the person or entity to whom such disclosure is made agrees in writing to be bound by confidentiality and non-use provisions at least as restrictive as those contained in this Agreement.

(b)

Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that it and its Affiliates and Representatives do not disclose or make any unauthorized use of the other Party’s Confidential Information.  Each Party shall be responsible for any breach of this Agreement by its Representatives.  Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

(c)

In the event either party is required to file this Agreement with the Securities and Exchange Commission or any other regulatory agency, such party shall apply for confidential treatment of this Agreement to the fullest extent permitted by law, shall provide the other party a copy of the confidential treatment request far enough in advance of its filing to give the other party a meaningful opportunity to comment thereon, and shall incorporate in such confidential treatment request any reasonable comments of the other party.

9.2

Publicity Review

The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be mutually agreed upon by the Parties on or before the Effective Date and thereafter each Party shall be entitled to make or publish any public statement consistent with the contents thereof.  Thereafter, except as allowed in the preceding sentence, the Parties will jointly discuss and agree, based on the principles of this Section 9.2, on any statement to the public specifically regarding this Agreement, subject in each case to disclosure otherwise required by applicable laws.

ARTICLE 10 REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1

Corporate Power

Each Party hereby represents, warrants and covenants that such Party is, and will remain through the Term, duly organized and validly existing under the laws of the state or province of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

10.2

Due Authorization

Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and covenants to perform its obligations hereunder.

10.3

Binding Obligation/No Conflict

Each Party hereby represents, warrants and covenants that: (i) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; and (ii) the execution, delivery and performance of this Agreement by such Party does not, and will not during the Term, conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor to the knowledge of each Party as of the Effective Date, violate any Applicable Laws.

10.4

Ownership of Micrologix Patent Rights

As of the Effective Date, Micrologix represents and warrants that:

(a)

to the best of its knowledge, it is the sole owner of all right, title and interest in and to the Micrologix Patent Rights and no Representative of Micrologix or any Third Party has any rights to the Micrologix Technology;

(b)

it has not granted any license under the Micrologix Patent Rights for any product in the Territory for use in the Field to any Third Party, and is under no obligation to grant any such license, except to Spring Bank, and there are, and will be, no rights granted to any Third Party and/or no agreements, either written or oral, regarding either the Micrologix Patent Rights which are inconsistent or in conflict with this Agreement;

(c)

there are no outstanding liens, judgments, injunctions, decrees, rulings, security interests, or other encumbrances on the Micrologix Patent Rights which could materially affect Spring Bank’s interests in the Micrologix Patent Rights;

(d)

Exhibit  is a true, complete and current listing of the Micrologix Patents; and

(e)

to the best of its knowledge, the use of the Micrologix Patent Rights does not infringe or misappropriate any intellectual property rights of any Third Party.

10.5

Representations and Warranties of Spring Bank

As of the Effective Date, Spring Bank represents and warrants that to the best of its knowledge the use of the Micrologix Patent Rights does not infringe or misappropriate any intellectual property rights of any Third Party.

10.6

Patent and Other Intellectual Property Rights Proceedings

As of the Effective Date, Micrologix represents and warrants that:

(a)

to the best of its knowledge, no patent within the Micrologix Patent Rights, or patent application with regard to the Micrologix Patent Rights, is the subject of any pending interference, opposition, cancellation or other protest proceeding, or judicial proceeding; and

(b)

Micrologix has not received any: (i) notices or communications that the development, manufacture, use, marketing, advertising, promoting, distributing, offer for sale, selling, importation or exportation of the Product, ORI-9020 or use of the Micrologix Patent Rights would infringe or misappropriate any intellectual property rights of any Third Party; or (ii) allegation regarding the legality, enforceability, or validity of the Micrologix Patent Rights, other than those made by the U.S. PTO or other comparable governmental authorities in other countries in the prosecution of the Micrologix Patent Rights and previously disclosed to Spring Bank.

10.7

Debarment

During the Term, neither of the Parties shall knowingly utilize any employee, representative, agent, assistant or associate who has been debarred by the FDA pursuant to 21 U.S.C. Section 335a (a) or (b) of the Act in connection with any of the activities to be carried out under this Agreement.

10.8

Limitation on Warranties

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT:

(a)

NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY MICROLOGIX TO SPRING BANK THAT THE MICROLOGIX TECHNOLOGY IS NOT INFRINGED BY ANY THIRD PARTY, OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY PUBLISHED INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

(b)

MICROLOGIX MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT.

(c)

NEITHER PARTY MAKES ANY OTHER WARRANTIES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING WARRANTIES CONCERNING THE SUCCESS OF THE DEVELOPMENT PROGRAM, THE SUCCESS OF THE MARKETING AND COMMERCIALIZATION OF THE PRODUCT OR THE COMMERCIAL UTILITY OF THE PRODUCT.

(d)

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, EXCEPT AS PROVIDED IN SECTION 11.1, MICROLOGIX SHALL NOT BE LIABLE FOR ANY CLAIM OF PRODUCT LIABILITY, AND SPRING BANK SHALL INDEMNIFY MICROLOGIX FOR ANY CLAIM OF PRODUCT LIABILITY, HOWEVER ARISING.

ARTICLE 11 INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY

11.1

Spring Bank Indemnified by Micrologix

(a)

Micrologix shall indemnify, defend and hold Spring Bank, and its Representatives (in respect of each Party, its “Indemnitees”), harmless from and against any Third Party liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys’ fees) (any or all of the foregoing herein referred to as “Loss”) insofar as a Loss or actions in respect thereof, occurred subsequent to the Effective Date (except as provided in Section 11.2(a)(iii) below), and arises out of or is based upon:

(i)

any breach by Micrologix of its representations, warranties, covenants, obligations or agreements under this Agreement; or

(ii)

the negligence or wilful misconduct of Micrologix and/or any of Micrologix’s Indemnitees, including without limitation violation of any applicable laws in their performance under this Agreement.

(b)

Micrologix’s obligations to indemnify Spring Bank hereunder shall not apply to the extent any such Loss arises out of or is based on the:

(i)

inactions or actions of Spring Bank or its Indemnitees for which Spring Bank is obligated to indemnify Micrologix under Section 11.2; or

(ii)

negligence or wilful misconduct of Spring Bank and/or its Indemnitees.

11.2

Micrologix Indemnified by Spring Bank

(a)

Spring Bank shall indemnify, defend and hold harmless Micrologix and its Indemnitees from and against any Loss insofar as such Loss or actions in respect thereof occurred subsequent to the Effective Date, and arises out of or is based upon:

(i)

any breach by Spring Bank of its representations, warranties, covenants, obligations or agreements under this Agreement; or

(ii)

the negligence or wilful misconduct of Spring Bank and/or any of Spring Bank’s Indemnitees, including without limitation any violation of applicable law in their performance under this Agreement; or

(iii)

Spring Bank’s (or any Subcontractor’s) conduct of the pre-clinical and clinical research and development activities in connection with the Product after the Effective Date; or

(iv)

Spring Bank’s or its Indemnitees’ manufacture, marketing, sale, distribution, storage or promotion of the Product, including without limitation any injury or death to any person or damage to any property caused by any Product provided by Spring Bank or its Indemnitees, whether by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made.

(b)

Spring Bank’s obligations to indemnify Micrologix hereunder shall not apply to the extent any such Loss arises out of or is based on the:

(i)

inactions or actions of Micrologix or its Indemnitees for which Micrologix is obligated to indemnify Spring Bank under Section 11.1; or

(ii)

the negligence or wilful misconduct of Micrologix and/or its Indemnitees.

11.3

Prompt Notice Required

No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the Party seeking indemnification (the “Indemnified Party”) to the persons against whom indemnification may be sought (the “Indemnitor”) as soon as reasonably practicable after such Indemnified Party becomes aware of such claim.  Such notice shall state that the Indemnitor is required to indemnify the Indemnified Party and its Indemnitees for a Loss and shall specify the amount of Loss, if available, and relevant details thereof.  The Indemnitor shall notify Indemnified Party no later than thirty (30) days from such notice of its intention to assume the defense of any such claim.  Failure of the Indemnified Party to notify Indemnitor within such notice period shall not relieve Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that it has been prejudiced by such failure.

11.4

Indemnitor May Settle

The Indemnitor shall, at its expense, have the right to settle and defend any action that may be brought in connection with all matters for which indemnification is available.  In such event the Indemnified Party shall cooperate with the Indemnitor as reasonably requested by the Indemnitor in connection with such action; provided that the Indemnified Party shall have the right to fully participate in such defense at its own expense.  The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnified Party with respect to the Loss in question.  The Indemnitor shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of any settlement or compromise: (a) does not materially impair the Indemnified Party’s rights hereunder (including without limitation each Party’s rights in the Micrologix Patent Rights); (b) would not require the Indemnified Party to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity or unenforceability of the Micrologix Patent Rights; (c) provide for the unconditional release of the Indemnified Party; and (d) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnified Party of any issue, fact, allegation or any other aspect of the claim being settled.  In all other cases, the Indemnitor may not settle any such action without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

11.5

Insurance

Each Party shall, at its sole cost and expense, obtain and keep in force during the Term and for a period of not less than seven (7) years after termination, appropriate insurance in amounts deemed sufficient by such Party, in its reasonable business judgement, to comply with its obligations under this Agreement.  Each party may request from the other copies of documentation evidencing the existence of appropriate insurance.

ARTICLE 12 ADDITIONAL COVENANTS OF THE PARTIES

12.1

Launch of Competitive Product by Spring Bank

Spring Bank hereby agrees that in the event Spring Bank and/or its Affiliates develop, in-license, market, sell, promote, distribute or have marketed, or have sold any product in the Field (a “Competitive Product”) during the Term, directly for themselves or by a Third Party, licensee or sublicensee on behalf of Spring Bank and/or its Affiliates, Spring Bank’s rights with respect to such country under this Agreement shall terminate and revert to Micrologix.  Notwithstanding the foregoing, if Spring Bank or an Affiliate acquires an entity or all or substantially all of the assets of an entity during such period of time and such entity distributes or such assets include a Competitive Product, Spring Bank, or its Affiliate(s), shall have one hundred twenty (120) days in which to divest itself of such Competitive Product or to otherwise cease distribution of such Competitive Product, and Spring Bank shall not be in violation of this Section  if it so divests or ceases distribution within such one hundred twenty (120) day period.  The Parties mutually agree that Spring Bank’s (or Affiliates’) commercialization, as described above, of any Competitive Product shall not be deemed a breach of this Agreement, and Micrologix sole recourse for such an event shall be that as described in this Section 12.1 only.

12.2

Records and Audits

(a)

Each Party shall keep or cause to be kept true, accurate and complete books and records as are required to determine, in a manner consistent with accrual method of accounting in accordance with GAAP, any sums or credits due under this Agreement during the Term and for a period of three years thereafter or as otherwise required to comply with applicable laws.  Without limiting the generality of the foregoing, the Parties agree that Spring Bank shall keep such books and records to permit Micrologix to confirm the completeness and accuracy of (i) the information presented in each royalty statement and all payments due hereunder; (ii) the calculation of Net Sales; (iii) any payments due Micrologix under this Agreement; and (iv) any other payment obligations of Spring Bank hereunder.

(b)

With regard to sums or credits due or related reports, at the request (and expense) of Micrologix, Spring Bank shall permit Micrologix and/or an independent certified public accountant selected by Micrologix and reasonably acceptable to Spring Bank to audit and/or inspect only those books and records of Spring Bank as may be necessary to determine, with respect to any calendar year ending no more than three years prior to Micrologix’s request, the completeness and accuracy of any financial reports made and/or any sums or credits due under this Agreement.  Any such independent accounting firm shall be subject to the confidentiality provisions of this Agreement.  Such inspection shall be conducted during Spring Bank’s normal business hours, no more than once in any twelve (12) month period and upon at least thirty (30) days prior written notice by Micrologix.  If Micrologix concludes that such payments were underpaid during the periods reviewed by Micrologix and/or its accountants, Micrologix shall pay Spring Bank the amount of any such underpayments, plus interest at a rate equal to the Prime Rate of Interest, within thirty (30) days of the date Micrologix delivers to Spring Bank the report so concluding that such payments were underpaid.  If Micrologix and/or its accounting firm concludes that such payments were overpaid during such period, Micrologix shall pay to Spring Bank the amount of any such overpayments, without interest, within thirty (30) days of the date Micrologix delivers to Spring Bank the report so concluding that such payments were overpaid.  Micrologix shall bear the full cost of such audit unless such audit discloses an underpayment by more than five percent (5%) of the amount due during such period.  In such case, Spring Bank shall bear the full cost of such audit. In the event Spring Bank does not agree with the conclusions of such report, (whether such payments were underpaid or overpaid), then Spring Bank shall notify Micrologix within thirty (30) days after receipt of such report.  Thereafter, the Parties shall in good faith try and resolve such differences.  If the Parties are unable to reach a mutual agreement within fifteen (15) days after the date of notice then independent auditors of each Party shall meet and select an independent accounting firm (being an accounting firm not used by Micrologix) to make the final determination within fifteen (15) days thereafter.  The determination of such independent accounting firm shall be binding and conclusive on the Parties, and the cost of such firm shall be borne by the Party against whom the determination by such firm is made.

12.3

Further Actions

Upon the terms and subject to the conditions hereof, each of the Parties shall use its Commercially Reasonable Efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 13 TERM AND TERMINATION

13.1

Term

This Agreement shall become effective on the Effective Date and shall expire on the date of the expiration of the last to expire Royalty Term in any country in the Territory (the “Term”), unless earlier terminated as provided below.

13.2

Termination by Either Party

Either Party may terminate this Agreement (in its entirety or on a country by country basis as hereinafter provided) prior to the expiration of the Term upon the occurrence of any of the following:

(a)

upon or after the cessation of operations of the other Party or the bankruptcy, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation which includes an assignment permitted by this Agreement) or the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding up of the affairs of the other Party which is not dismissed within ninety (90) days after the date on which it is filed or commenced, and in the case of any of the foregoing events, the non-defaulting Party may terminate the Agreement in its entirety; or

(b)

upon or after the breach of any material provision of this Agreement by the allegedly breaching Party if the allegedly breaching Party has not cured such breach within sixty (60) days after written notice thereof by the non-breaching Party, the non-breaching Party may, at its sole option, terminate this Agreement with respect to the particular country in the Territory that is the subject of such breach, and this Agreement shall remain in effect as it applies to all other countries; provided, however, that if such breach occurs in the United States and/or Canada, the non-breaching Party may terminate this Agreement in its entirety.

13.3

Termination by Spring Bank.

Spring Bank may terminate this Agreement prior to the expiration of the Term upon sixty (60) days written notice to Micrologix.

13.4

Termination by Micrologix

Micrologix may terminate this Agreement in its entirety or on a country by country basis prior to the expiration of the Term upon written notice if Spring Bank breaches Section  as determined pursuant to Section 6.4.

13.5

Effect of Termination

(a)

Upon the early termination of this Agreement by either Party pursuant to Sections 13.2, 13.3 or 13.4, the following shall occur:

(i)

Spring Bank shall immediately assign or transfer to Micrologix any trademark used in association with the Product or interests therein;

(ii)

Spring Bank shall immediately assign or transfer to Micrologix all regulatory documents filed by Spring Bank, its Representatives or manufacturers to the extent relating to ORI-9020 or the Product, including, without limitation, the NDA and drug master file (“DMF”) whether as an independent document or as part of the NDA, and all chemistry, manufacturing and controls information contained in any DMF or otherwise contained or referred to in any NDA owned or controlled by Spring Bank for the Product in the Field;

(iii)

to the extent of its legal right to do so, Spring Bank shall immediately assign or transfer to Micrologix any Governmental Approvals for the Product held in the name of Spring Bank, if any, in any country in the Territory;

(iv)

at the sole option and request of Micrologix, which request shall be made no more than sixty (60) days after the effective date of termination, if Micrologix chooses to permit Third Party sublicenses related to the Product to survive termination of this Agreement, Spring Bank will cooperate reasonably to facilitate the transfer of Third Party sublicenses from Spring Bank to Micrologix or its designee;

(v)

except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Article 9, Article 10, Article 11, Article 12, Article 13, Article 14 and Sections 2.2(b), 4.3, 5.2(b), 8.2, 8.3, 8.4, 15.1, 15.5 and 15.7, and any other that by its terms is intended to survive, shall survive expiration or termination of this Agreement; and

(vi)

subject to the provisions of Section 13.7, within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party’s request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party, except for such Confidential Information which the receiving Party is required to keep under Applicable Laws, in which event such Confidential Information shall be held subject to the terms and conditions of Article 9.  In addition, each party may keep one copy of the other party’s Confidential Information solely for the purposes of determining the extent of its obligations hereunder.

(b)

In the event any termination under this Agreement relates solely to one or more countries in the Territory as permitted herein, then this Agreement and the licenses contained in Section 4.2 shall only be terminated to the extent it applies to such country or countries in the Territory and this Agreement shall remain in effect as it applies to all other countries in the Territory.

(c)

In the event this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy laws due to such Party’s bankruptcy, then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code in the United States and other comparable Applicable Law in any other country in the Territory (collectively “Other Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under Section 101(52) of the United State Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, including without limitation any patents or patent applications of a Party in any country covered by the license grants under this Agreement, are part of the “intellectual property” as defined in Section 101(52) of the United States Bankruptcy Code, subject to protections afforded the non-terminating Party under Section 365(n) of United States Bankruptcy Code or Other Bankruptcy Laws.

13.6

Remedies

All of the non-breaching Party’s remedies shall be cumulative, and the exercise of one remedy hereunder by the non-defaulting Party shall not be deemed to be an election of remedies. These remedies shall include the non-breaching Party’s other rights of recovery for such breach with or without terminating this Agreement.

13.7

License Following Expiration

Upon expiration of each of the applicable Royalty Terms in each country in the Territory, Spring Bank shall thereafter have an irrevocable, non-exclusive, royalty-free license to use the Micrologix Technology in such country, with the right to sublicense, to use, develop, market, advertise, promote, distribute, manufacture, offer for sale, sell, manufacture, have manufactured, export and import the Product for use in the Field in the Territory.

ARTICLE 14 DISPUTE RESOLUTION/DAMAGES

14.1

Disputes

The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder or to the interpretation, performance, breach, or termination of this Agreement, (a “Dispute”).  It is the objective of the Parties to establish procedures to facilitate the resolution of a Dispute in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 if and when a Dispute arises under this Agreement.

Except as provided in Section 14.2, disputes among the Parties will be resolved as recited in this .  Any Disputes relating to this Agreement shall be promptly presented to the Chief Executive Officers of Micrologix and Spring Bank, or their respective designees (who must be members of a Party’s senior management) for resolution.  From the date of referral of a Dispute to the Chief Executive Officers or their designees of the Parties and until such time as any matter has been resolved by the Parties or has been finally settled by arbitration hereunder, the running of the cure periods (if any) as to which a Party must cure a breach that is part of the subject matter of any Dispute shall be suspended.  In the event that the Chief Executive Officers of Micrologix and Spring Bank, or their respective designees, cannot after good faith negotiations resolve the Dispute within 10 days (or such other period of time as mutually agreed to by the Parties in writing) of being requested by a Party to resolve a Dispute, the Parties agree that such Dispute shall be resolved by binding arbitration in accordance with this Section 14.1.

If a Party intends to begin arbitration to resolve such Dispute, such Party shall provide written notice (the “Arbitration Notice”) to the other Party informing such other Party of such intention and the issues to be resolved.  Any arbitration hereunder shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), including the Supplementary Procedures for Large Complex Disputes (the “AAA Rule”) except as modified herein.  The arbitration shall be conducted by a panel of three (3) arbitrators (the “Panel”) to be mutually agreed upon by the Parties and appointed by the AAA.  The arbitrators shall be industry experts experienced in the issues comprising the Dispute and shall have no past, present or anticipated future affiliation with either Party.  If the Parties are unable to agree upon all or any number of the three (3) mutually acceptable arbitrators within thirty (30) days after the filing of the Arbitration Notice, the AAA shall promptly appoint the arbitrator(s) to complete the Panel in accordance with the criteria set forth in this Section 14.1.  The arbitration shall take place in New York, New York.  The Panel shall apply the laws of the State of New York, without regard to its conflicts of laws provisions.  The Panel shall issue appropriate protective orders to protect each Party’s Confidential Information.  If a Party can demonstrate to the Panel that the complexity of the issue or other reasons warrant the extension of one or more timetables in the AAA Rules, the Panel may extend such timetables but in no event shall the proceeding extend more than twelve (12) months from the date of filing of the Arbitration Notice with the AAA.  The Panel’s decision shall be in writing.  The Panel shall have the authority to award any remedy allowed by law or in equity, including without limitation compensatory damages, pre-judgment interest and to grant final, complete, interim, or interlocutory relief, including without limitation specific performance, injunctions and other equitable relief, but not punitive or other damages set forth in Section 14.3 and each Party shall be deemed to have waived any right to such excluded damages.  Each Party shall bear its own costs, fees and expenses in the arbitration and shall share equally the Panel’s fees, unless the Panel determines that its fees are to be paid by the non-prevailing Party.

14.2

Injunctive Relief

Nothing in this Agreement shall prevent either Party from seeking a temporary restraining order or injunction against the other Party as required to prevent such other Party’s misuse of the intellectual property or Confidential Information of the other Party seeking such temporary restraining order or injunction.  The Parties understand and agree that because of the difficulty in measuring economic losses to the non breaching Party as a result of a breach of the covenants set forth in this Agreement respecting intellectual property and Confidential Information and because of the immediate and irreparable damage that may be caused to the non breaching

 Party for which monetary damages would not be a sufficient remedy, the Parties agree that the non breaching Party will be entitled to seek specific performance, temporary and permanent injunctive relief, and such other equitable remedies to which it may then be entitled against the breaching Party.  This Section 14.2 shall not limit any other legal or equitable remedies that the non breaching Party may have against the breaching Party.

14.3

No Consequential Damages

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES INCURRED BY EITHER PARTY UNDER THIS AGREEMENT OR OTHERWISE.

ARTICLE 15 MISCELLANEOUS

15.1

No Solicitation

Neither Party nor its Affiliates (collectively, the “Initiating Group”) shall, directly or through its representatives, solicit for employment any officer, director, employee or consultant of the other Party or its subsidiaries or Affiliates (collectively, the “Other Group”) with whom the Initiating Group has contact in connection with, or who otherwise is known by the Initiating Group to participate in, the transactions contemplated by this Agreement for a period of two years after the Effective Date. The Initiating Group shall not be precluded from hiring any such person who has been terminated by the Other Group prior to commencement of employment discussions between such person and the Initiating Group or its representatives. “Solicitation” shall not include any generalized public advertisement or any other solicitation by the Initiating Group or its representatives that is not specifically directed toward any such employee of the Other Group or toward any group of such employees of the Other Group.

15.2

Assignment; Binding Effect

Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Applicable Laws or otherwise) without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, either Party may sell, transfer or assign its rights under this Agreement to any Third Party, as part of a sale or transfer of substantially all of a Party’s assets; provided that such Third Party agrees in writing to be bound by the terms and conditions of this Agreement.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing herein, expressed or implied, is intended to confer on any person other than the Parties hereto or their Representatives, respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.3

Force Majeure

Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, failure of suppliers, insurrections, riots, civil commotions strikes, lockouts or other labour disturbances, acts of God (a “Force Majeure”); provided that the Party whose performance is delayed or prevented shall provide prompt notice of the Force Majeure to the other Party.  Performance shall be excused so long as the condition constituting Force Majeure continues and the non-performing Party uses good faith diligent efforts to mitigate, avoid or end such delay of failure in performance as soon as practicable.

15.4

Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable to this Agreement.  Subject to Section 14.1, each party hereto, and its successors and assigns, submits to the exclusive jurisdiction of the State and Federal courts in the State of New York.

15.5

Waiver

Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

15.6

Severability

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15.7

No Right to Use Names

Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name “Micrologix,” “Spring Bank” or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

15.8

Notices

All notices and other communications provided for hereunder shall be in writing and shall be delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

If to Micrologix:	Micrologix Biotech Inc. BC Research Complex 3650 Wesbrook Mall Vancouver, BC Canada V6S 2L2 Attention: Jim DeMesa, President and CEO
With a copy to:	Farris, Vaughan, Wills & Murphy 2600 - 700 West Georgia Street Vancouver, BC Canada V7Y 1B3 Attention: James Hatton
If to Spring Bank:	Spring Bank Technologies Inc. 113 Cedar Street, Suite S-7 Milford, MA 01757, USA Attention: Doug Jensen, President and CEO
With copies to:	Cheryl M. Northrup, Esq. 632 Great Plain Ave. Needham, MA 02492 Telephone: (781) 444-4567 Facsimile: (781) 453-0047

Notice so given shall be deemed given and received (a) by facsimile, computer mail or other electronic means on the date of actual transmission, with evidence of transmission acceptance, or (as the case may be) personal or other delivery; and (b) if by overnight delivery service, on the next business day following the day such notice is delivered to the overnight delivery service.

15.9

Independent Contractors

The activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.  It is expressly agreed that Micrologix and Spring Bank shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind.  Neither Micrologix nor Spring Bank shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

15.10

Rules of Construction

The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

15.11

Entire Agreement; Amendment

This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties, including without limitation the Letter Agreement.  There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein.  The parties acknowledge that they have executed confidential disclosure agreements prior to the Effective Date, and have disclosed confidential information to each other pursuant to such agreements.  Each party agrees that all information disclosed under such agreements shall be treated as Confidential Information under this Agreement.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.  Purchase orders, purchase order releases, confirmations, acceptances and similar documents submitted by a Party in conducting the activities contemplated under this Agreement are for administrative purposes only and shall not add to or modify the terms of the Agreement.  To the extent of any conflict or inconsistency between this Agreement and any such document, the terms of this Agreement shall govern.

15.12

Counterparts; Facsimile

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be signed and delivered to the other Party by facsimile signature; such transmission will be deemed a valid signature.

15.13

Interpretation

The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Except where the context clearly requires to the contrary: (i) each reference in this Agreement to a designated “Section” or “Exhibit” is to the corresponding Section or Exhibit of or to this Agreement; (ii) instances of gender or entity-specific usage (e.g., “his” “her” “its” “person” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (iii) “including” shall mean “including, without limitation”; (iv) references to Applicable Laws shall mean such Applicable Laws in effect during the Term (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date); (v) references to “$” or “dollars” shall mean the lawful currency of the United States; (vi) references to “Federal” or “federal” shall be to laws, agencies or other attributes of the United States (and not to any State or locality thereof); (vii) references to “days” shall mean calendar days, unless it is expressly stated as “business days”; and (viii) the English language version of this Agreement shall govern all questions of interpretation relating to this Agreement, notwithstanding that this Agreement may have been translated into, and executed in, other languages.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

MICROLOGIX BIOTECH INC.

By:

“James DeMesa”

Name: James DeMesa
Title: President and CEO

SPRING BANK TECHNOLOGIES INC.

By:

“Doug Jensen”

Name: Doug Jensen
Title: President and CEO

EXHIBIT 1.1(y)
PATENTS

Combinatorial Library Synthesis and Pharmaceutically Active

Compounds Produced Thereby

Country            Serial #            Date Filed         Patent #        Issued            Status

United States     [XXXX]            4/28/2003                                                  Pending

WIPO               [XXXX]            11/8/2000                                                  National Phase

Canada             [XXXX]            11/8/2000                                                  Pending in Canada

Europe              [XXXX]            11/8/2000                                                  Pending in Europe

Hong Kong        [XXXX]            11/8/2000                                                  Pending in Hong Kong

Nucleic Acid-Based Compounds and Methods of Use Thereof

Country               Serial #                Date Filed         Patent #        Issued            Status

United States    [XXXX]             5/15/2002                                          Pending

WIPO              [XXXX]             5/15/2002                                          Pending in PCT

China                                       5/15/2002                                          Pending in China

Great Britain                              5/15/2002                                          Pending in Great Britain

Japan              [XXXX]              5/15/2002                                          Pending in Japan

South Korea     [XXXX]              5/15/2002                                          Pending in Korea

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT
STOCK PURCHASE AGREEMENT

SPRING BANK TECHNOLOGIES, INC.

AND

MICROLOGIX BIOTECH, INC.

STOCK PURCHASE AGREEMENT

DECEMBER __, 2003

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made as of the ___ day of December 2003, by and between Spring Bank Technologies, Inc., a Massachusetts corporation having its principal office at 113 Cedar Street, Suite S-7, Milford, MA 01757, USA (the Company”) and Micrologix Biotech, Inc., a British Columbia corporation having its offices at BC Research Complex, 3650 Wesbrook Mall, Vancouver, BC, Canada V6S 2L2 (“Micrologix”).

Recitals

WHEREAS, the Company and Micrologix have entered into a License Agreement of even date herewith (the License Agreement”), pursuant to which Micrologix has licensed to the Company the rights to certain technology and patent applications owned by Micrologix; and

WHEREAS, pursuant to the License Agreement, the Company has agreed to pay a license fee of USD$[XXXX] to Micrologix, which is payable in the form of an aggregate of 4,000 shares (the “Shares”) of the Company’s Series A Convertible Preferred Stock, no par value per share  (the “Series A Preferred Stock”). .

Whereas, the Company desires to issue and Micrologix wishes to acquire the Shares on the terms and conditions set forth herein.

Now, therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.

ISSUANCE OF PREFERRED STOCK.

Subject to the terms and conditions of this Agreement, the Company agrees to issue to Micrologix and Micrologix hereby agrees to subscribe for and acquire (the “Subscription”) from the Company, the Shares. The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at such time or place as the parties shall mutually agree.

It shall be a condition precedent to the Closing that Micrologix shall have received an opinion of counsel in form and substance satisfactory to it and that the Company shall have received (a) a certificate of good standing for Micrologix issued by the office of the Minister of Finance of the Province of British Columbia and (b) a certified copy signed by an authorized officer of Micrologix of the resolutions of Micrologix’ Board of Directors approving the execution and delivery of the License Agreement and this Agreement and the consummation of the transactions contemplated therein and herein.

2.

DELIVERY.  Within five (5) business days of the date of this Agreement, subject to the terms and conditions hereof, the Company will deliver to Micrologix a stock certificate, in the name of Micrologix representing the Shares deliverable at the Closing, dated as of the Closing, against payment of the license fee referred to above.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Micrologix that, except as set forth on a Schedule of Exceptions attached as Exhibit B (the "Schedule of Exceptions"), specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

3.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the License Agreement, to issue and deliver the Shares and the Common Stock issuable upon conversion of the Shares, and to carry out the provisions of this Agreement.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect (a "Material Adverse Effect").

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12/8 version

Marked from 12/4 version

For purposes of this Agreement, “Material Adverse Effect” means any event, change, occurrence, effect, fact, violation, development or circumstances which has, (either individually or in the aggregate), a material adverse effect on: (a) the ability of the Company to duly perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or (b) the business properties, assets (both tangible and intangible), liabilities, condition (financial or otherwise), results of operations of the Company which, taken as a whole, fundamentally impairs the ability of the Company to carry on its business.

3.2

Capitalization.  The authorized capital of the Company immediately prior to the Closing will consist of:

(a)

Preferred Stock.  100,000 shares of Preferred Stock, of which 4,000 shares have been designated as Series A Convertible Preferred Stock, none of which shares will have been issued and outstanding immediately prior to the Closing.  The rights, privileges and preferences of the Series A Preferred Stock are as stated in Exhibit A hereto.

(b)

Common Stock.  200,000 shares of Common Stock ("Common Stock"), of which 6,000 shares are issued and outstanding immediately prior to the Closing.

(c)

Other Securities.  Except for the Shares to be issued under this Agreement (and the conversion privileges thereof), as of the Closing Date, (i) no person has any right to subscribe for or to purchase (including conversion rights, special liquidation rights, sinking fund provisions or preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company; (ii) except as set forth in this Section 3.2, the Company does not have any capital stock, equity interests or other securities reserved for issuance for any purpose; (iii) there are no bonds, debentures or other evidences of indebtedness of the Company having the right to vote or that are convertible for (or exercisable into securities having the right to vote) on any matter; and (iv) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding clause (i). No outstanding option, warrant or other security directly or indirectly exercisable for or convertible into any class or series of the Company's capital stock requires anti-dilution adjustment by reason of the transactions contemplated by this Agreement. The Company may issue options to purchase shares of Common Stock to key employees and consultants.

3.3

Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

3.4

Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and the authorization, issuance and delivery of the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Series A Preferred Stock) has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5

Valid Issuance of the Shares.  The Shares (and the Common Stock issuable upon conversion thereof), when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement (including Exhibit A), under the Company's Articles of Incorporation (“Articles”) and Bylaws (the "Bylaws") and applicable state and federal securities laws.  Additional rights, privileges and preferences of the Series A Preferred Stock are as stated in Exhibit A hereto.

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3.6

Governmental Consents.  No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority in the United States is required on the part of the Company in connection with the Company's execution, delivery, or performance of this Agreement or the offer, issuance and delivery of the Shares, the other transactions to be consummated at the Closing,or, to the best of the knowledge of the Company, the issuance and delivery of the Common Stock issuable on conversion of the Shares, as contemplated by this Agreement by the Company, except for any applicable notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

3.7

Litigation. There is no action, suit, proceeding, or investigation pending or currently threatened against the Company that (i) questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, or (ii) that might result, either individually or in the aggregate, in a Material Adverse Effect.  The Company is not a party to or named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.  There is no action, suit, claim, proceeding or investigation pending, or to the knowledge of the Company, threatened, against the Company and the Company has no actual knowledge  of any event or circumstance that could form a reasonable and colorable basis for any such action, suit, claim, proceeding or investigation.  The foregoing includes, without limitation, actions, suits, claims, proceedings or investigations pending or threatened against the Company (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the business of the Company of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers that could, individually or in the aggregate, result in a Material Adverse Effect.

3.8

Compliance with Charter, Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not and there exists no other facts or circumstances at the date of the Closing which would (i) constitute or result in the Company being in violation of or default in any respect of any provision of the Articles of Organization or Bylaws; (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, create in any party the right to accelerate, terminate, modify or cancel, require any notice, consent or waiver or under any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or which do not or will not, individually or in the aggregate have a Material Adverse Effect; or (iii) violate any federal or state judgment, order, writ, decree, statute, rule, or regulation applicable to the Company or any of its properties or assets. The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not result in any such violation or constitute a Material Adverse Effect.

3.9

Disclosure.  The Company has provided Micrologix with all the information reasonably available to it without undue expense that Micrologix has requested and all information that the Company has and that it believes is reasonably necessary to enable such Micrologix to make a decision to acquire the Shares.

3.10.

Registration Rights.  The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity other than Micrologix.

3.11

Offering of Shares.  Subject in part to the truth and accuracy of Micrologix' representations set forth in this Agreement, the issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.12

Compliance with Laws.  The Company has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its business as currently conducted, except as would not have a Material Adverse Effect on the Company. The Company is not in violation of any law applicable to the ownership or operation of its properties or the conduct of its business, except as would not have a Material Adverse Effect.

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4.

REPRESENTATIONS AND WARRANTIES OF MICROLOGIX.

Micrologix hereby represents and warrants to the Company as follows:

4.1

Authorization.  Micrologix has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Micrologix.  All corporate action on the part of Micrologix, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the License Agreement and the performance of Micrologix' obligations hereunder (including the acceptance of the Shares) has been taken, and this Agreement constitutes a valid and legally binding obligation of Micrologix, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2

Purchase Entirely for Own Account.  This Agreement is made with Micrologix in reliance upon Micrologix' representation to the Company, which by Micrologix execution of this Agreement Micrologix hereby confirms, that it is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof to any person, including a resale or distribution of any part thereof in the United States or to a Unites States resident, and that Micrologix has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Micrologix further represents that Micrologix does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person, including persons in the United States or to a United States resident, regarding any of the Shares. .

4.3

Reliance Upon Micrologix' Representations.  Micrologix understands that the Shares are not registered under the Securities Act on the ground that the issuance of the Shares provided for hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulations D thereunder, and that the Company's reliance on such exemptions is predicated on the Micrologix’ representations set forth herein.  Micrologix acknowledges that the basis for the exemption(s) may not be present if, notwithstanding such representations, the Micrologix has in mind merely acquiring the Shares for a fixed or determinable period in the future, for sale if the market rises, or for sale if the market does not rise. Micrologix represents that it has no such intentions.

4.4

Receipt of Information.  Micrologix has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.  Micrologix further represents that it has asked questions and received answers from the Company regarding the Shares and the business, properties, prospects, and financial condition of the Company and to obtain such additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Micrologix or to which it had access.

4.5

Investment Experience.  Micrologix represents that it is experienced in evaluating and investing in securities of companies in the early stages of product research and development and acknowledges that it able to fend for itself, can bear the economic risk of the total loss in value of the Shares,  and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  Micrologix also represents that it has not been organized for the purpose of acquiring the Shares.

4.6

Accredited Investor.

(a)

Micrologix is an “accredited investor” (a) as defined in Rule 501(a) of Regulation D of the Securities Act, as it is a corporation  not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000.

(b)

Micrologix is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

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(c)

Micrologix has an overall commitment to investments which are not readily marketable which is not disproportionate to its net worth and which, with the investment in the Shares, will not cause such overall commitment to become excessive.

4.7

Restrictions on Transfer.  The Shares (and the Common Stock, if any, issued and issuable upon conversion of the Shares) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery such investment representation letters and legal opinions satisfactory to the Company as may be reasonably requested by the Company).

4.8

Legends.  To the extent applicable, each certificate or other document evidencing any of the Shares (and the Common Stock, if any, issued and issuable upon conversion of the Shares ) shall be endorsed with legends substantially in the form set forth below and any legend required by applicable state securities or "blue sky" laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS CONTAINING RESTRICTIONS ON TRANSFER.  COPIES OF SUCH AGREEMENTS ARE AVAILABLE TO THE HOLDER UPON REQUEST TO THE COMPANY”

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

5.

COMPANY’S RIGHT TO ACQUIRE PREFERRED SHARES.  Each Holder (as defined in Section 7.1(b)) shall, prior to any sale or transfer of any or all of the Shares (or any Common Stock into which the Shares may be converted) to any third party, comply with the provisions of Article 8 of the By-Laws of the Company (or any successor provision thereto).

6.

VOTING AGREEMENT. Micrologix agrees that if it or any of its affiliates shall convert the Shares into Common Stock of the Company, and at such time or at any time thereafter, Micrologix and its affiliates shall, in the aggregate, own 20% or more of the capital stock in the Company which entitles them alone or in the aggregate to vote in any election for the Board of Directors of the Company (including a vote to fill a vacancy), then Micrologix and each such affiliate shall execute the Voting Agreement attached hereto as Exhibit C.  The Company shall not be required to convert the Shares into Common Stock in accordance with the provisions of this Agreement unless such Voting Agreement is executed and delivered to the Company in accordance with this Section 6.  The Company shall not be required to transfer the Shares (or any Common Stock into which the Shares have been converted) to any affiliate of Micrologix unless such affiliate agrees to the provisions of this Section 6, and the Company shall not be required to recognize any such transfer.  In addition, effective upon the occurrence of the event specified in the first sentence of this Section 6, Micrologix and each affiliate which may acquire any Shares or Common Stock into which the Shares are convertible hereby irrevocably appoints each officer of the Company, acting singly, to execute and deliver to the Company the Voting Agreement.

7.

REGISTRATION RIGHTS

7.1

Definitions.  For purposes of this Section 7 the following terms shall have the following respective meanings:

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(a)

“Initial Public Offering” means an initial public offering of the Company’s Common Stock in the United States pursuant to the Securities Act.

(b)

“Holder” means any holder of the Shares or the Common Stock into which the Shares are convertible.

(c)

Restricted Securities shall mean any of the Shares and the Common Stock issued or issuable upon the conversion of the Shares,all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Company which may be issued hereafter to any of the Holders which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) pursuant to an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

(d)

Restricted Shares shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities.

7.2

Demand Registrations.

(a)

At any time, and from time to time, following the six month period following the Company’s Initial Public Offering, Micrologix may request in writing registration under the Securities Act of all or part of its Restricted Shares (a “Demand Registration”).  Each request for a Demand Registration shall specify the approximate number of Restricted Shares requested to be registered and the anticipated per share price range for such offering.  Subject to Section 7.2(e) below, the Company will include in such registration or prospectus all Restricted Shares with respect to which the Company has received a written request for inclusion within 15 days after the receipt of the Company’s notice.  All registrations and qualifications requested pursuant to this Section 7.2(a) are referred to herein as “Demand Registrations.”  Subject to Section 7.2(c), Micrologix will be entitled to request two Demand Registrations, for which the Company shall pay all registration expenses to the fullest extent permitted by law, other than any underwriting fees, expenses and discounts, which shall be borne by Micrologix.

(b)

The Company will not include in any Demand Registration any securities which are not Restricted Shares without the prior written consent of Micrologix, which shall not be unreasonably withheld or delayed.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration or qualification for distribution by prospectus of Restricted Shares) that, in their good faith opinion, the number of Restricted Shares and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Restricted Shares and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such offering, prior to the inclusion of any securities which are not Restricted Shares, the number of Restricted Shares requested to be included which, in the opinion of such underwriters, can be sold without adversely affecting the marketability of the offering.

(c)

The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date or date of final receipt of a previous Demand Registration.  The Company may, on no more than one occasion during any 12-month period, postpone for up to an aggregate of 90 days the filing of a prospectus or the effectiveness of a registration statement for a Demand Registration if the Company concludes, following consultation with, and after obtaining the approval of, the board of directors of the Company, that such Demand Registration would reasonably be expected to have a materially adverse effect on any proposal or plan by the Company to engage in any material acquisition of assets (other than in the ordinary course of business) or any financing transaction, merger, amalgamation,

6

consolidation, tender offer or similar transaction or otherwise would have a material adverse effect on the business, assets, operations, or financial condition of the Company; provided, however, that in such event, the requesting party will be entitled to withdraw such request and, if such request is withdrawn promptly, such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay, to the fullest extent permitted by applicable law, all registration expenses in connection with such registration or prospectus, other than any underwriting fees, expenses and discounts, which shall be borne by the requesting party or parties.

(d)

On any Demand Registration, Micrologix, at its sole expense, will have the right to select the investment banker(s) and manager(s) from firms of national reputation in the U.S. to administer the offering, subject to the Company’s approval which will not be unreasonably withheld or delayed.

7.3

Piggyback Registration.

(a)

Each time that the Company proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a Demand Registration or the Company’s initial public offering or pursuant to a registration statement on Form S-8 or similar or successor forms (collectively, “Excluded Forms”), the Company shall promptly give written notice of such proposed registration to all Holders of Restricted Securities, which shall offer such Holders the right to request inclusion of any Restricted Shares in the proposed registration.

(b)

Each Holder of Restricted Securities shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of Restricted Shares such Holder intends to sell and the Holder’s intended method of disposition.

(c)

In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 7.3(b) may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

(d)

Upon receipt of a written request pursuant to Section 7.3(b), the Company shall promptly use reasonable commercial efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e)

Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that, in their good faith opinion, the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the Holders of Restricted Securities (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Company’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the securities to be included shall be determined in the following sequence:

(i)

If the offering was proposed by or for the account of holders of the Company’s securities other than the Holders of Restricted Securities (the "Proposing Holders"): (A) first, the securities requested to be registered by the Proposing Holders, (B) second, the Restricted Shares requested to be registered by the Holders (pro rata based on the amount of Restricted Shares held by such Holders), (C) third, securities requested to be registered by holders of the Company’s securities other than the Holders or the Proposing Holders, and (D) fourth, securities requested to be registered for the account of the Company,

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(ii)

If the offering was proposed by or for the account of the Company: (A) first, the securities proposed to be offered for the account of the Company, (B) second, the Restricted Shares requested to be registered by the Holders (pro rata based on the amount of Restricted Shares held by such Holders), and (C) third, securities requested to be registered by the holders of the Company’s securities other than the Holders.

7.4

Preparation and Filing.  If and whenever the Company is under an obligation pursuant to the provisions of this Section 3 to use commercially reasonable efforts to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

(a)

prepare and  file with the Securities and Exchange Commission (the “Commission”) a registration statement or prospectus with respect to such securities and use commercially reasonable efforts to cause such registration statement or prospectus to become and remain effective in accordance with Section 7.4(b) hereof;

(b)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or (ii) nine months;

(c)

furnish to each Holder whose Restricted Shares are being registered pursuant to this Section 7 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, as the case may be, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

(d)

use commercially reasonable efforts to register or qualify the Restricted Shares covered by such registration statement or prospectus under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Section 7 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)

at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7.3(b) hereof, notify each Holder whose Restricted Shares are being registered pursuant to this Section 7 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)

if the Company has delivered preliminary or final prospectuses to the Holders of Restricted Shares that are being registered pursuant to this Section 7 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Company.  The Company shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares;

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(g)

upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection by any Holder and any underwriter participating in any disposition pursuant to such registration statement or prospectus and any attorney, accountant or other agent retained by any Holder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement or prospectus;

(h)

otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the Commission; (h) advise the Holder promptly after it receives notice or obtains knowledge thereof of the issuance of any stop order suspending the effectiveness of a registration statement which includes the Restricted Shares, or of any order suspending or preventing the use of any related prospectus or cease trading or suspending the qualification of any securities included in such registration statement, for sale in any jurisdiction, or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any such order or its withdrawal if such order has been issued;

(i)

furnish, at the request of any Holder whose Restricted Shares are being registered or qualified pursuant to this Section 7, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration or qualification pursuant to this Section 7, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration or qualification, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

Notwithstanding the foregoing, if, after a registration statement becomes effective, the Company becomes engaged in any activity which, in the good faith determination of the Board of Directors, involves information that would have to be disclosed in the registration statement but which the Company desires to keep confidential for valid business reasons, then the Company may at its option by notice to such Holders of Restricted Shares that have included shares in such registration statement or prospectus, require that such Holders cease sales of such shares under such registration statement or prospectus for a period not in excess of ninety days from the date of such notice, such right to be exercised by the Company not more than once in any 12-month period.  If in connection therewith, the Company considers it appropriate for such registration statement or prospectus to be amended, the Company shall so amend such registration statement or prospectus as promptly as practicable and such holders shall suspend any further sales of their shares until the Company advises them that such registration statement or prospectus has been amended.  The time periods referred to herein during which such registration statement or prospectus must be kept effective shall be extended for an additional number of days equal to the number of days during which the right to sell shares was suspended pursuant to this paragraph.

7.5

Expenses.  The Company shall pay all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Section 7.2 and 7.3, the reasonable fees and disbursements of one counsel for the Holders of Restricted Securities who may be chosen by a majority in interest of the Restricted Shares being registered in such offering); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

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7.6

Indemnification.

(a)      (i)

In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 7,  the Company shall indemnify and hold harmless the seller of such shares their affiliates, officers and directors, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (“Holder Indemnitees”), against any losses, claims, damages or liabilities, joint or several (collectively “Claims”), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares,  or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws; provided however, that the Company is given prompt written notice of the Claims and is given information, reasonable assistance and sole authority to defend and/or settle the claim and provided further, however that the Company shall not settle or admit liability with respect to any such claim which would result in an admission of liability by a Holder Indemnitee without such Holder Indemnitee’s prior written consent, which will not be unreasonably withheld.  The Holder Indemnitees shall cooperate with the Company and may, at their option and expense be represented in any such action or proceeding.  In addition, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, in reliance upon and in conformity with written information furnished to the Company by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof, or (2) if the Company provides an amended prospectus which corrects any misstatement or omission, any use of a prospectus which does not contain such correction after such correction is made and the prospectus is provided to such seller.

(ii)

In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 7 or registration or qualification of any Restricted Shares, the Holders, jointly but not severally, shall indemnify and hold harmless the Company and its directors, officers, employees, agents and affiliates and any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (collectively, “Company Indemnitees”), against any Claims (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make statements therein, in light of the circumstances under which they were made, not misleading, or any violation of the Securities Act or any state securities or applicable blue sky laws or Canadian securities laws relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws arising out of or based upon written information furnished to the Company by any such Holder specifically for use in the preparation thereof, provided however, that the Holders are given prompt written notice of the Claims and are given information, reasonable assistance and sole authority to defend and/or settle the claim and provided further, however that the Holders shall not settle or admit liability with respect to any such claim which would result in an admission of liability by a Company Indemnitee without such Company Indemnitee’s prior written consent, which will not be unreasonably withheld.  The Company Indemnitees shall cooperate with the Holders and may, at their option and expense be represented in any such action or proceeding.

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(b)

Before Restricted Shares held by any prospective seller shall be included in any registration or qualification pursuant to this Section 7, such prospective seller and any underwriter acting on its behalf shall agree in writing to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) above) the Company, each director of the Company, each officer of the Company who signs such registration statement or prospectus and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

(c)

In order to provide for just and equitable contribution under the Securities Act in any case in which either (i) any holder of Restricted Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 7.6; then, in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations.  Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(d)

Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Company, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 7.6 shall be deemed inoperative for purposes of such offering.

7.7

Removal of Securities Legends, Etc.  Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by this Section 7 and Section 4 upon the transferability of any Restricted Securities shall cease and terminate when (a) any such Restricted Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method that does not require that the securities transferred bear the securities legend set forth in Section 4.8 hereof, including a transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act.  Whenever the restrictions imposed by this Section 7 and Section 4 have terminated, a Holder of a certificate for Restricted Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive securities legend set forth in Section 4.8 hereof.

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7.8

Initial Public Offering.  Each Holder, if requested by the Company and the managing underwriter of initial public offering, shall enter into an agreement not to sell or otherwise transfer or dispose of any Restricted Securities or other securities of the Company (excluding securities acquired in the initial public offering or in the public market after such offering) held by such Investor for a period not to exceed 180 days following the effective date of the initial public offering registration statement; provided that:

(a)

all officers, directors and holders of 1% or more of the outstanding shares of Common Stock (on an as-converted basis) of the Company enter into similar agreements;

(b)

the Company use reasonable commercial efforts to ensure that such agreements provide for periodic early releases of the securities subject thereto based upon specified events; and

(c)

the Company use reasonable commercial efforts to ensure that such agreements provide that any discretionary waiver or termination of the restrictions of such agreements by the Company or the managing underwriter and any early release of shares from the restrictions of such agreements shall apply to all persons subject to such agreements on a pro rata basis, based upon the number of Common Stock (on an as-converted basis) held by such persons.

8.

MISCELLANEOUS.

8.1

Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants, except as specifically set forth herein or therein.

8.2

Survival.  The warranties, representations, and covenants of the Company and Micrologix contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

8.3

Assignment; Binding Effect.  Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of applicable laws or otherwise) without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, either party may sell, transfer or assign its rights under this Agreement to any third party, as part of a sale or transfer of substantially all of a party’s assets; provided that such third party agrees in writing to be bound by the terms and conditions of this Agreement.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing herein, expressed or implied, is intended to confer on any person other than the parties hereto or their representatives, respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts (exclusive of its conflicts of laws provision).  Each party hereto, and its successors and assigns, submits to the exclusive jurisdiction of the State and Federal courts in the Commonwealth of Massachusetts.

8.5

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

8.7

Notices.  All notices and other communications provided for hereunder shall be in writing and shall be delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

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If to Micrologix:	Micrologix Biotech Inc. BC Research Complex 3650 Wesbrook Mall Vancouver, BC Canada V6S 2L2 Attention: Jim DeMesa, President and CEO
With a copy to:	Farris, Vaughan, Wills & Murphy 2600 - 700 West Georgia Street Vancouver, BC Canada V7Y 1B3 Attention: R. Hector MacKay-Dunn
If to Company:	Spring Bank Technologies Inc. 113 Cedar Street, Suite S-7 Milford, MA 01757, USA Attention: Doug Jensen, President and CEO
With copies to:	Cheryl M. Northrup, Esq. 632 Great Plain Ave. Needham, MA02492 Telephone: (781) 444-4567 Facsimile: (781) 453-0047

Notice so given shall be deemed given and received (a) by facsimile, computer mail or other electronic means on the date of actual transmission, with evidence of transmission acceptance, or (as the case may be) personal or other delivery; and (b) if by overnight delivery service, on the next business day following the day such notice is delivered to the overnight delivery service.

8.8

Payment of Fees and Expenses.  The Company and Micrologix shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. The parties acknowledge that each party and its counsel have reviewed and participated in the preparation of this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

8.9

Amendments.  Any term of this Agreement may be amended only with the written consent of the Company and Micrologix.

8.10

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11

Press Releases.  Except as provided by law, each party will secure advanced written approval from the other party of the decision to issue and the content of any statement regarding or mentioning the transactions contemplated hereby and in the License Agreement, whether in writing or otherwise to the public or press. This provision shall not be deemed to have been breached if the disclosing party acting on the written advice of its securities or other regulatory counsel makes disclosures to investors and potential investors or to any governmental or other regulatory agency or organization; provided, however, that the disclosing party shall limit disclosure to the extent possible and seek reasonable confidential treatment for any information disclosed.

8.12

Further Assurances.  At the date of this Agreement and thereafter as may be necessary or desirable, and without further consideration, each party shall deliver such documents, certificates, assurances and other instruments as may be reasonably required to carry out the provisions of this Agreement.

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In Witness Whereof, the parties have executed this Agreement as of the date first above written.

MICROLOGIX BIOTECH INC.

By:

James DeMesa, President and Chief Executive Officer

(duly authorized)

SPRING BANK TECHNOLOGIES INC.

By:

Douglas J. Jensen, President and Chief Executive Officer

(duly authorized)

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EXHIBIT A

[

1.

General Rights and Obligations.  The rights, obligations and privileges with respect to the Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”) are governed by and are subject to the Stock Purchase Agreement between Spring Bank Technologies, Inc and Micrologix Biotech, Inc. dated December __, 2003, the terms hereof, applicable provisions of the Chapter 156B of the Massachusetts General Laws (“MGL ch. 156B”), as amended from time to time, and all other laws that are binding on the Company.  In addition, the Series A Preferred Stock is subject to the provisions relating thereto in the Company’s Articles of Incorporation, as amended from time to time (“Articles”) and By-laws, as amended from time to time (the "Bylaws").

2.

Dividends.  No dividends shall be payable on or in respect to the Series A Preferred Stock.

3.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or not, the holder(s) of Series A Preferred Stock shall be entitled to receive, before any amount shall be paid to holders of Common Stock, an amount per share equal to $250.00 (as adjusted for stock splits, combinations or similar events and hereafter referred to as the "Original Issue Price" of the Preferred Shares).  If upon the occurrence of a liquidation, dissolution or winding up, the assets and surplus funds distributed to the holder(s) of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and surplus funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the aggregate amount payable to each of such holders pursuant to the immediately preceding sentence. If upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of the Series A Preferred Stock of the preferential amount, assets or surplus funds remain in the Company, the holders of the Company’s Common Stock shall be entitled to receive all such remaining assets and surplus funds.

4.

Voting Rights.  Each holder of the Series A Preferred Stock shall have such voting rights as are conferred upon them in MGL ch. 156B, the Articles and the By-laws.  The holders of Series A Preferred Stock shall not be entitled to vote for any election of directors of the Company, including elections for the purpose of filling a vacancy, except as may be required by law.

5.

Conversion to Common Stock.  The Series A Preferred Stock shall be convertible into Common Stock of the Company as follows:

(a)

Definitions. For purposes of this Section 5 the following definitions shall apply:

(i) "Common Stock Equivalents" means Convertible Securities and rights entitling the Holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such Holder for such additional shares of Common Stock or Common Stock Equivalents.

(ii) "Conversion Price" means initially $250 for each share of Series A Preferred Stock, subject to adjustment from time to time pursuant to this Section 5.

(iii) “Conversion Ratio” means the ratio which reflects the number of shares of Common Stock into which one share of Series A Preferred Stock may be converted.  The initial Conversion Ratio shall be 1:1 (one share of Common Stock for each share of Series A Preferred Stock), and shall be subject to adjustment from time to time pursuant to Section 5(c)(ii).

(iv) "Convertible Securities" means any indebtedness or shares of stock or other securities convertible into or exchangeable for Common Stock, including without limitation Series A Preferred Stock.

(v) “Issuance Date” means the date upon which the Series A Preferred Stock was first issued to Micrologix.

(vi) “Securities Not Counted for Adjustments” means (A) Common Stock issuable upon conversion of any shares of Series A Preferred Stock; (B) Common Stock issuable pursuant to any securities convertible or exercisable into or exchangeable for Common Stock previously adjusted for pursuant to Section 5(c)(i); (C) options to purchase Common Stock of the Company (including Common Stock issued pursuant to the exercise of such options) issued to directors, officers, employees and consultants of the Company; (D) capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all outstanding shares of such class of capital stock; (E) Common Stock or securities issued or issuable to banks, lenders or landlords as an incentive or which is required to be issued as a precondition of the loan or lease, as the case may be, provided that the aggregate of such Common Stock or securities does not exceed 5% of the then outstanding shares of the of the capital stock of the Company on an as-converted basis or (F) Common Stock issuable by the Company pursuant to a public offering registered under the Securities Act of 1933, as amended, subsequent to an IPO (as hereinafter defined).

(b) Conversion at Holder’s Option. Each Holder shall have the right (the “Conversion Right”) at any time to convert all or from time to time to convert any part of its Series A Preferred Stock into fully paid shares of Common Stock on the following basis:

(i) Conversion Notice – A Holder may exercise a Holder’s Conversion Right by notice (the “Conversion Notice”) in writing delivered to the Company. The Conversion Notice shall specify the number of Series A Preferred Stock (the “Specified Shares”) the Holder delivering the Conversion Notice wishes to be converted, be signed by the Holder and may be accompanied by the certificates representing the Series A Preferred Stock to be converted.

(ii) Conversion Procedure – Effective as of the date of receipt of a duly signed Conversion Notice and accompanying share certificate or certificates, the Company shall issue and promptly deliver to the Holder tendering the Conversion Notice a certificate representing fully paid and non-assessable shares of Common Stock in the number equal to the Conversion Ratio in effect multiplied by the number of shares of Series A Preferred Stock being converted pursuant to the Conversion Notice.  If less than all the shares of Series A Preferred Stock represented by any certificate are converted, the Company shall at its expense promptly issue and promptly deliver a new share certificate to the Holder for the balance of the shares of Series A Preferred Stock not converted.

(c)

Adjustments to Conversion Price and Conversion Ratio.  Subject to the other provisions of this Section 5, the Conversion Price and Conversion Ratio in effect from time to time for the Series A Preferred Stock shall be subject to adjustment in certain cases as follows below.

(i) Adjustment for Dilutive Share Issuances. In the event the Company shall at any time after the Issuance Date issue or sell (A) any Common Stock (or shall be deemed to have issued Common Stock pursuant to this Section 5), (B) securities to purchase or acquire Common Stock,  (C) or securities convertible or exercisable into or exchangeable for Common Stock, in each case  pursuant to a financing or the acquisition of another corporation or entity (or its assets) (collectively a “Dilutive Financing”) then the Conversion Price shall immediately be adjusted to an amount equal to the consideration paid and/or payable for each share of Common Stock issued or issuable pursuant to such Dilutive Financing.

2

(ii) Stock Splits, Dividends, Distributions and Combinations. In the event the Company shall at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision (including reverse splits) of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive any other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall simultaneously be adjusted upon the happening of such event by multiplying the Conversion Ratio in effect immediately prior to such event by the following fraction:

(A) the numerator of which is the number of Common Stock issued and outstanding immediately after completion of the event, and

(B) the denominator of which is the number of Common Stock issued and outstanding immediately prior to the event.

Any such adjustments shall be successive and each resulting new Conversion Ratio shall continue in effect until the next adjustment (if any) is made.

If at any time and from time to time after the Issuance Date, the Common Stock is changed into a different class or classes of shares, whether by reclassification, recapitalization, reorganization, arrangement, amalgamation, or merger, then each Holder shall have the right thereafter to convert its Series A Preferred Stock into the kind and amount of shares and other securities and property receivable upon such change by holders of the number of shares of Common Stock into which the Series A Preferred Stock could have been converted immediately prior to such change.

(iii) Other Events.  Upon the occurrence of any event not specifically denominated in this Section 5 as adjusting the Conversion Price of the Series A Preferred Stock or the Conversion Ratio (the “Other Events”) that, in the reasonable exercise of the business judgment of the Board of Directors of the Company requires, on equitable principles, the adjustment of the Conversion Price or Conversion Ratio, such Conversion Price or Conversion Ratio will be equitably adjusted. The Holders of the Series A Preferred Stock may request the Board of Directors of the Company to review adjusting the Conversion Price of the Series A Preferred Stock or the Conversion Ratio for such Other Events.

(iv) Miscellaneous Conversion Matters.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Series A Preferred Stock and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon the conversion of such Series A Preferred Stock.

(v) Excluded Events. Notwithstanding anything in this Section 5 to the contrary, the Conversion Price and the Conversion Ratio of the Series A Preferred Stock shall not be adjusted by virtue of the issuance by the Company of any Securities Not Counted for Adjustments (as defined above).

(vi) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock or the Conversion Ratio pursuant to this Section 5, the Company, at its expense upon request by any Holder of Series A Preferred Stock, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment

3

or readjustment is based. The Company shall, upon the written request at any time of any Holder of Series A Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, (C) the Conversion Ratio at the time in effect, and (D) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

For all purposes of this Section 5(c), the following provisions shall also be applicable:

(A) CASH CONSIDERATION. In the event of the issuance or sale of additional Common Stock or Convertible Securities for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such securities (or, if such securities are offered by the Company for subscription, the subscription price, or, if such securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

(B) NON-CASH CONSIDERATION. In the event of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 5, of the consideration other than cash received by the Company for such securities.

(C) CONVERTIBLE SECURITIES. In the event the Company shall in any manner issue any Convertible Securities, the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or sale of Convertible Securities) be deemed to be issued and to be outstanding for the purpose of Section 5(c)(i) and to have been issued for the sum of the amount (if any) paid for such Convertible Securities and the amount (if any) payable upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable: provided that, no further adjustment of the Conversion Price of the Series A Preferred Stock shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

(d)

Resolution of Calculation and Adjustment Questions.  If at any such time a question arises with respect to adjustments or calculations made under this Section 5, such questions shall be determined by the accountants or auditors of the Company, or, if requested in writing by the Holder, by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, including the Supplementary Procedures for Large Complex Disputes.  The determination of such arbitrator shall be binding upon the Company and the Holder.  The arbitration shall take place in New York, New York.  The arbitrator shall apply the laws of the State of New York, without regard to its conflicts of laws provisions.

4

(e)

No Impairment.  The Company will not, by amendment of the Articles or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Section 5, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and redemption rights of the Holders of Series A Preferred Stock against impairment.

(f)

No Fractional Shares.  No fractional shares shall be issued upon conversion of shares of Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the next smaller whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. The value of any fractional share issuable upon conversion shall be paid in cash by the Company.

(g)

Automatic Conversion.  Immediately upon the effectiveness of the Company's initial registration statement on Form S-1 (the “IPO Effective Date”) pursuant to which Common Stock is sold to the public by the Company (or selling stockholders, if any) in a public offering registered under the Securities Act of 1933, as amended (an “IPO”), each share of Series A Preferred Stock then outstanding (other than Series A Preferred Stock which are being redeemed pursuant to Section 6 below) shall, at the option of the Holder, be converted into shares of Common Stock at the Conversion Ratio for such Series A Preferred Stock then in effect. On and after said conversion date, notwithstanding that any certificates for the shares of Series A Preferred Stock shall not have been surrendered for conversion, the shares of Series A Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the Holder (i) to receive the shares of Common Stock to which such Holder shall be entitled upon conversion thereof and (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such Holder shall be entitled.  In the event that any Holder of Series A Preferred Stock presents such Holder's certificate therefor for surrender to the Company or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on such conversion date promptly will be issued and delivered to such Holder.

6.

Redemption.

(a)

Redemption Upon an IPO.  The Company shall give notice to the Holders of the Series A Preferred Stock of its intent to effect an IPO (the “IPO Notice”).  Each such Holder shall then have the right to request the Company to redeem all or any portion of such Holder’s Preferred Shares.  Such Holder shall make such request, stating the number of Preferred Shares such Holder desires to redeem, by delivering a written notice signed by the Holder (the “Redemption Notice”) within twenty (20) days of the date of the IPO Notice.  The Company shall redeem the Preferred Shares so requested at a price equal to $250.00 per Preferred Share being redeemed (the “Redemption Price”).  Such redemption shall be deemed to have occurred on the IPO Effective Date.  The Redemption Price shall be payable by the Company on any date

5

(the “Redemption Payment Date”) not later than 30 days after the conclusion of the IPO.  On and after the IPO Effective Date, any rights of any Holder with respect to those Preferred Shares being redeemed by the Company, shall cease and terminate, except for the right to receive the Redemption Price for such Preferred Shares, and such Preferred Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such Preferred Shares shall have been received by the Company.

(b)

Expiry Redemption.  So long as the Series A Preferred Stock has not been converted to Common Stock pursuant to Section 5 above or redeemed pursuant to Section 6(a) above, on December 15, 2011 and on December 15 of each year thereafter (each such date being referred to as the “Series A Preferred Share Expiry Date”), each Holder of Series A Preferred Stock shall then have the right to request the Company to redeem all or any portion of such Holder’s Series A Preferred Shares.  Such Holder shall make such request, stating the number of Series A Preferred Shares such Holder desires to redeem, by delivering a notice (the “Expiry Redemption Notice”) to the Company within twenty (20) days of the date of the Series A Preferred Share Expiry Date.  The Company shall redeem the Series A Preferred Shares so requested at the Redemption Price.  The Redemption Price shall be payable by the Company not later than 30 days after receipt of the Expiry Redemption Notice.  On and after the Series A Preferred Share Expiry Date, any rights of any Holder with respect to those shares of Series A Preferred Stock being redeemed by the Company, shall cease and terminate, except for the right to receive the Redemption Price for such shares , and such shares of Series A Preferred Stock shall no longer be deemed to be outstanding, whether or not the certificates representing such shares of Series A Preferred Stock shall have been received by the Company.

(c)

Redemption Subject to Applicable Law.  If the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series A Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Section 6, redeem only the maximum number of Series A Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series A Preferred Shares required by this Agreement.

7.

Make Whole Obligation.  If, upon the Company becoming obligated to redeem or convert any shares of the Series A Preferred Stock pursuant to Section 5 or 6 hereof, the Company is not permitted by applicable law to redeem or convert any portion of the shares the Series A Preferred Stock required to be redeemed (if not otherwise converted as the case may be) or converted, the holders of such shares shall be entitled to retain the shares which have not been permitted to be redeemed or converted, as the case may be.

8.

Transfer. The shares of Series A Preferred Stock shall be freely transferable by the holders thereof except as set forth in the Stock Purchase Agreement, the By-Laws, the Articles, and any other agreement entered into by the holder of such shares which may place restrictions on transfer thereof.

9.

Right of Participation.

(a)  Definitions.  For purposes of this Section 9 the following terms shall have the following respective meanings:

(i)

“Equity Percentage” means, as to any Holder, that percentage figure which expresses the ratio that (A) the number of shares of issued and outstanding Common Stock then owned by such Holder bears to (B) the aggregate number of shares of issued and outstanding Common Stock then owned by all holders of Common Stock, Series A Preferred Stock, Options and Convertible Securities of the Company.  For purposes solely of the computation set forth in clauses (A) and (B) above, the Series A Preferred Stock and any Options and other Convertible Securities (as defined in Section 5) shall be treated as having been converted or exchanged for Common Stock at the rate(s) or price(s) at which such shares of Series A Preferred Stock, Options or other Convertible Securities are convertible or exchangeable in effect at the time in question.

(ii)

“Excluded Securities” shall mean (A) Common Stock issuable upon conversion

6

of any shares of Series A Preferred Stock or pursuant to a public offering of the Common Stock of the Company registered under the Securities Act of 1933, as amended; (B) options to purchase Common Stock of the Company (including Common Stock issued pursuant to the exercise of such options) issued to directors, officers, employees and consultants of the Company; provided that the aggregate number of shares issuable upon the exercise of such options does not exceed 10% of the then outstanding shares of the of the capital stock of the Company on an as-converted basis; (C) capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all outstanding shares of such class of capital stock; (D) Common Stock or securities issued or issuable to banks, lenders or landlords, provided that the aggregate of such Common Stock or securities does not exceed 5% of the then outstanding shares of the of the capital stock of the Company on an as-converted basis; (E) Common Stock or other securities issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that the aggregate of such Common Stock or Securities does not exceed 5% of the then outstanding shares of the of the capital stock of the Company on an as-converted basis; and (F) Common Stock issued or issuable pursuant to the acquisition of another corporation or entity (or its assets).

(iii)

“Holder” means any person or entity that is the registered holder of all or any of the shares of Series A Preferred Stock. .

(iv)

Offered Securities shall mean (A) any shares of Common Stock, Series A Preferred Stock or any other equity security of the Company, (B) any convertible debt security or (C) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or convertible debt security, but shall not include the Excluded Securities.

(b)  Right of Participation to Purchase Securities.

(i)

The Company shall not issue or sell any Offered Securities (the “Proposed Issue”) unless in each case the Company shall offer to sell to each Holder (the “Offer”) up to its then existing Equity Percentage of the Offered Securities on the terms set forth herein and at the same price and on the same terms and conditions as those of the Proposed Issue.

(ii)

The Company shall deliver to each Holder written notice of the Offer, specifying the price and terms and conditions of the Proposed Issue (the “Offer Notice”).  The Offer by its terms shall remain open and irrevocable for a period of ten (10) days from the date of delivery of the Offer Notice to each Holder (the “10-Day Period”).

(iii)

Each Holder shall evidence its intention to accept the Offer to purchase up to its then existing Equity Percentage of the Offered Securities by delivering a written notice signed by the Holder (the “Notice of Acceptance”).  The Notice of Acceptance must be delivered to the Company not later than the last day of the 10-Day Period, and shall specify the percentage of the Offered Securities (but no more than its then existing Equity Percentage) that it elects to acquire (the “Elected Percentage”).

 (iv)

If one or more Holders tenders its Notice of Acceptance prior to the end of the 10-Day Period, the Company shall proceed to schedule a closing of the sale of the Offered Securities for which it has received a Notice of Acceptance, as well as a closing of the remaining securities under the Proposed Issue (the “Remaining Securities”), at which closing each Holder that tendered a Notice of Acceptance shall purchase from the Company its Elected Percentage upon the terms and conditions specified in the Offer Notice, which terms and conditions shall also apply to the purchase of the Remaining Securities.  The obligation of any Holder to purchase its Elected Percentage of the Offered Securities at such closing is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Holder and its counsel.

(v)

If no Holder tenders a Notice of Acceptance, the Company shall have ninety (90) days from the expiration of 10-Day Period to sell the Offered Securities to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Company, than those set forth in the Offer Notice.

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(c)  The rights granted under this Section 9 shall only apply if the price for the Offered Securities (which shall include the actual purchase price for such Offered Securities plus, in the case of any Convertible Securities (including Options), any amount payable upon conversion or exchange thereof as of the first date such Convertible Securities are eligible for conversion or exchange) equal or exceed the then Current Conversion Price of the Series A Preferred Stock.

(d)

The rights granted to the Holders under this Section 9 shall expire on the day immediately preceding the IPO Effective Date.

10.

Covenants. In addition to any other rights provided by law, the Company shall not take any of the following actions.

(a)

Holders of Series A Preferred Stock.  So long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not without first obtaining the affirmative vote or written consent of the holders of not less than fifty percent (50%) of the outstanding shares of Series A Preferred Stock voting together as a class:

(i) amend or repeal any provision of, or add any provision to, the Articles or the Company's By-laws if such action would alter or change the preferences, rights, privileges or powers of or the restrictions provided for the benefit of the Series A Preferred Stock, or increase or decrease the authorized number of shares of Series A Preferred Stock.

(ii) authorize or issue shares of any class or series of stock not authorized in the Articles having any liquidation preference or priority as to assets superior to any such liquidation preference or priority of the Series A Preferred Stock; or authorize or issue shares of stock of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Company having any liquidation preference or priority as to assets superior to any such liquidation preference or priority of the Series A Preferred Stock;

(iii) reclassify any class or series of any Common Stock into shares having any liquidation preference or priority as to assets superior to or on a parity with any such liquidation preference or priority of the Series A Preferred Stock; or

(iv) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of any class or series of Common Stock, except from employees, advisors, officers, directors and consultants of, and persons performing services for the Company or its subsidiaries on terms approved by the Board of Directors upon termination of employment or association.

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EXHIBIT B

SCHEDULE OF EXCEPTIONS

None

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EXHIBIT C

SPRING BANK TECHNOLOGIES, INC.

VOTING AGREEMENT

This Voting Agreement (the "Agreement") is made as of the ___ day of ___________200_, by and between the Douglas J. Jensen and Radhakrishnan P. Iyer, their successors and assigns (individually referred to as a “founder” and collectively referred to as the “founders”), _______________________, a ______________ company having its offices at _____________ (the “Micrologix Entity”), and Spring Bank Technologies, Inc., a Massachusetts corporation having its principal office at 113 Cedar Street, Suite S-7, Milford, MA 01757, USA (the Company”).

WHEREAS, Micrologix Biotech, Inc., a British Columbia corporation having its offices at BC Research Complex, 3650 Wesbrook Mall, Vancouver, BC, Canada V6S 2L2 (“Micrologix”)has acquired 4,000 shares of Series A Convertible Preferred Stock of the Company, no par value (the "Series A Shares") pursuant to the terms of a Stock Purchase Agreement dated December ___, 2003 between the Company and Micrologix (the “Stock Purchase Agreement); and

WHEREAS, pursuant to such agreement, Micrologix agreed to execute and deliver to the Company or cause its affiliates to execute and deliver to the Company this Agreement in the event that Micrologix or its affiliates at any time acquired and owned, in the aggregate, 20% or more of the shares of the capital stock in the Company entitling them to vote in any election of Directors; and

WHEREAS; Micrologix or its affiliates now own, in the aggregate, 20% or more of the shares of the capital stock in the Company entitling them to vote in election of Directors.

NOW, THEREFORE, in consideration of the mutual promises and agreements, the parties hereto agree as follows.  For purposes of this Agreement, the term “Shares” as used below shall include any shares of the capital stock of the Company owned by the Micrologix Entity which entitles the Micrologix Entity to vote in any election for the directors of the Company, including the filling of a vacancy thereof.

1. At any meeting at which there is to be an election of one or more directors of the Company, then either founder individually (as they may agree between themselves) may represent the Shares for purposes of establishing a quorum.

2. Upon each vote to elect or choose (including, but not limited to, filling of a vacancy) a director of the Company, either founder individually shall vote the Shares .

3. Each and every transferee of any Shares that is an affiliate of Micrologix shall acquire the Shares subject to the terms of this Agreement, as then in effect if then in effect, and no Shares shall be transferred unless such transferee becomes party hereto by executing and

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delivering to the Company an intervention form in the form attached hereto as Exhibit A (an “Intervention Form”). The Company shall refuse to recognize any transferee as one of its stockholders for any purpose unless such transferee becomes a party hereto by executing an Intervention Form.

4. In addition to any other legend required by law or included by the Company, the Company shall be entitled to set forth on each certificate representing Shares, such legend as counsel for the Company shall deem necessary or appropriate to evidence the restrictions on the Shares set forth herein.

5. This Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective legal representatives, heirs, successors and assigns. A manually executed copy of this agreement, any amendment hereto, any Intervention Forms and any notices delivered hereunder shall be kept by the clerk of the Company.

6. Term.

6.1 This Agreement shall terminate upon the occurrence of any of the following:

(a) bankruptcy, receivership or dissolution of the Company,

(b) cessation of the Company's business,

(c) written agreement of all stockholders then party hereto and the Company;

(d) the time at which Micrologix and it affiliates own less than 20% of Shares.

6.2 If a party holds stock of the Company and such party or such stock is not subject to the restrictions contained herein, but such party’s stock certificate contains the legend referred to in Section 4, such party may request the Company to issue a new certificate without such legend in exchange for the certificate containing such legend.

7. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by certified first-class mail, postage prepaid, or delivered personally by hand or via any reputable overnight courier service (as the case may be, and in each case with delivery confirmation available) addressed to the party to be notified at the address indicated for such person on first page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of confirmed delivery.

8. This agreement shall be construed under and governed by the laws of The Commonwealth of Massachusetts as such laws are applied to agreements among residents of Massachusetts, entered into and performed entirely in Massachusetts. Any proceeding to enforce this Agreement may only be brought in any appropriate state or federal court in The Commonwealth of Massachusetts. Each party hereto, hereby irrevocably waives any present and future objection to any such jurisdiction and venue and irrevocably consents and submits to the

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jurisdiction for itself and in respect of any of its property in any such court. Judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and/or of the amount of the obligation.

9. This Agreement constitutes the whole agreement among the parties and supersedes any and all other agreements entered into by the parties.

Executed as an instrument under seal in one or more counterparts, each of which shall constitute an original.

SPRING BANK TECHNOLOGIES, INC.

________________________

Douglas J. Jensen, President and Chief Executive Officer

(duly authorized)

MICROLOGIX ENTITY.

________________________

(duly authorized)

________________________

Douglas J. Jensen

216 Country Club Dive,

Greenville, AL

________________________

Radhakrishnan P. Iyer

15 Quail Hollow Drive,

Shrewsbury, MA

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EXHIBIT A

15.14   INTERVENTION FORM

The undersigned, ________________, as owner of _________ shares of the ___________ stock of Spring Bank Technologies, Inc. (the “Company”), having acquired them on ________, hereby becomes a party to the Voting Agreement dated __ ____________, 200__ (the “Agreement”), a copy of which is attached hereto, and declares that it has read the said Agreement, understands its meaning and scope and is satisfied therewith.  The undersigned declares itself bound by each of the provisions of the Agreement as if it were an original signatory thereto

(a)

Name:

______________________________

(b)

Signature:

______________________________

(c)

(d)

Name of Representative

(if legal person):

______________________________

(e)

Date:

______________________________